UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.         )
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PRG-SCHULTZ INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)
N/A

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PRG-SCHULTZ INTERNATIONAL, INC.
600 GALLERIA PARKWAY
SUITE 100
ATLANTA, GA 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 29, 2008

TO THE SHAREHOLDERS OF
PRG-SCHULTZ INTERNATIONAL, INC.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PRG-SCHULTZ INTERNATIONAL, INC. (“PRG-Schultz” or the “Company”) will be held at the Company’s offices, 600 Galleria Parkway, Atlanta, Georgia 30339, on Thursday, May 29, 2008 at 9:00 a.m., for the following purposes:
1.	To elect two Class III directors to serve until the Annual Meeting of Shareholders to be held in 2010 and until their successors are elected and qualified;

2.	To approve the 2008 Equity Incentive Plan;

3.	To ratify BDO Seidman, LLP as our independent auditors for the fiscal year 2008; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     The proxy statement is attached. Only record holders of the Company’s common stock at the close of business on April 10, 2008 will be eligible to vote at the meeting.
     If you are not able to attend the meeting in person, please complete, sign, date and return your completed proxy in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person. However, if you are not the registered holder of your shares you will need to get a proxy from the registered holder (for example, your broker or bank) in order to attend and vote at the meeting.

By Order of the Board of Directors:
/s/ James B. McCurry
James B. McCurry
Chairman, President and Chief Executive Officer

April 17, 2008
     A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 is enclosed with this notice and proxy statement.

PRG-SCHULTZ INTERNATIONAL, INC.
600 GALLERIA PARKWAY
SUITE 100
ATLANTA, GA 30339

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
May 29, 2008

GENERAL INFORMATION
     The Board of Directors of PRG-Schultz International, Inc. (“PRG-Schultz” or the “Company”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2008 Annual Meeting of Shareholders. The annual meeting will be held on Thursday, May 29, 2008, at 9:00 a.m., at the Company’s offices, 600 Galleria Parkway, Atlanta, Georgia 30339. The proxies may also be voted at any adjournments or postponements of the meeting.
     This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about April 17, 2008. You must complete and return the proxy in order for your shares of common stock to be voted.
     Any shareholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:
•	delivering to the Secretary of the Company a written notice of revocation dated later than the date of the proxy;

•	executing and delivering to the Secretary a subsequent proxy relating to the same shares;

or

•	attending the meeting and voting in person, unless you are a street name holder without a legal proxy, as explained below. Attending the meeting will not in and of itself constitute revocation of a proxy.
Shareholders who hold shares in “street name” (e.g., in a bank or brokerage account) must obtain a legal proxy form from their bank or broker in order to attend and vote at the meeting. You will need to bring the legal proxy with you to the meeting, or you will not be able to attend or vote at the meeting.
     All communications to the Secretary should be addressed to the Secretary at the Company’s offices, 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339. Any proxy which is not revoked will be voted at the annual meeting in accordance with the shareholder’s instructions. If a shareholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxy holders to vote shares in their discretion on any other matter properly presented at the annual meeting.

     The Company will pay all expenses in connection with the solicitation of proxies, including postage, printing and handling and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone, facsimile or other means by directors, officers and employees of the Company and its subsidiaries. Directors, officers and employees of the Company will receive no additional compensation for any such further solicitation. The Company has retained Innisfree M&A Incorporated to assist in the solicitation. The fee to be paid such firm is estimated at approximately $15,000, plus reasonable out-of-pocket costs and expenses.
Voting Requirements
     Only holders of record of the Company’s common stock at the close of business on April 10, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the annual meeting. Holders on the Record Date are referred to as the “Record Holders” in this discussion. On the Record Date, the Company had outstanding a total of 21,523,637 shares of common stock. Each share of common stock will have one vote per share held.
     In order to constitute a quorum with respect to each matter to be presented at the annual meeting, there must be present, in person or by proxy, a majority of the total votes entitled to be cast by Record Holders of each voting group of shareholders.
     With respect to Proposal 1 regarding the election of Class III directors, assuming a quorum, the two candidates receiving a plurality of the votes cast by the Record Holders of the common stock, will be elected Class III directors. Under plurality voting, assuming a quorum is present, the two candidates receiving the most votes will be elected, regardless of whether they receive a majority of the votes cast. Abstentions and “broker non-votes” will have no effect on the outcome.
     With respect to Proposal 2 regarding approval of the 2008 Equity Incentive Plan, assuming a quorum, the 2008 Equity Incentive Plan will be approved upon the affirmative vote by a majority of the votes cast by the Record Holders of the common stock. Abstentions and broker non-votes will have no effect on the outcome.
     With respect to Proposal 3 regarding approval of the 2008 independent auditors, ratification of this appointment requires that a quorum be present and that more shares vote “for” than “against” it. Abstentions and broker non-votes will have no effect on the outcome.
     Votes cast by proxy or in person at the annual meeting will be counted by the person or persons appointed by the Company to act as inspector(s) of election for the meeting. Prior to the meeting, the inspector(s) will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspector(s) will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.
     It is expected that shares owned by current executive officers and directors of the Company will be voted in favor of the nominees for director that have been recommended by the Board and in favor of the other proposals. As of April 10, 2008, shares owned by executive officers and directors of the Company and entitled to vote at the annual meeting represented in the aggregate approximately 21.14% of the shares of common stock outstanding on that date.

     Any other proposal not addressed herein but properly presented at the meeting will be approved if a proper quorum is present and the votes cast in favor of it meet the threshold specified by the Company’s Articles, Bylaws and by Georgia law with respect to the type of matter presented. No shareholders have submitted notice of intent to present any proposals at the annual meeting as required by the Company’s Bylaws.
PROPOSAL 1: ELECTION OF DIRECTORS
     The Company currently has six directors. The Board is divided into three classes of directors, designated as Class I, Class II and Class III. The directors in each class serve staggered three-year terms. Shareholders annually elect directors to serve for the three-year term applicable to the class for which such directors are nominated or until their successors are elected and qualified. At the annual meeting, shareholders will be voting to elect two directors to serve as Class III directors. The terms of David A. Cole and Philip J. Mazzilli, Jr., currently serving as Class III directors, will expire at the annual meeting unless they are re-elected.
     The persons named in the proxy intend to vote FOR election of all the nominees named below as directors of the Company, unless otherwise specified in the proxy. Those directors of the Company elected at the annual meeting to be held on May 29, 2008 to serve as Class III directors will each serve a three-year term and until their successors are elected and qualified. Each of the nominees has consented to serve on the Board of Directors if elected. Should any nominee become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may nominate.
     Set forth below are the name, age and director class of each director nominee and director continuing in office following the annual meeting and the period during which each has served as a director.
The Board’s Nominees for Class III Directors are:

Nominee	Age	Service as Director
David A. Cole (2,3)	65	Since February 2003
Philip J. Mazzilli, Jr. (1,2)	67	Since March 2006

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.
     The Board of Directors of the Company recommends a vote FOR the election of each of the nominees named above for election as director.

Directors Continuing in Office

Continuing Director	Age	Class	Term Expires	Service as Director
Patrick G. Dills (1,2)	54	Class II	2010	Since March 2006
N. Colin Lind (3)	52	Class II	2010	Since March 2006*
James B. McCurry	59	Class I	2009	Since July 2005
Steven P. Rosenberg (1,3)	49	Class I	2009	Since March 2006

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

*	Mr. Lind previously served as director from May 2002 to October 2005.
Information about Nominees for Election as Class III Directors whose Terms will Expire at the 2011 Annual Meeting of Shareholders
     David A. Cole is the retired Chairman Emeritus of the Board of Kurt Salmon Associates, Inc. (“KSA”), an international management consulting firm serving the retail, consumer products and health care industries and has served in that position since 2001. He was appointed president of KSA in 1983, served as its chief executive officer from 1988 through 1998 and served as its chairman from 1988 to 2001. Mr. Cole currently serves as a director of AMB Property Corporation, a global owner and operator of industrial real estate, and as a director of Americure Holdings, Inc., a privately held operator of healthcare clinics. Mr. Cole also currently serves on the Dean’s Advisory Council of Goizueta Business School at Emory University.
     Philip J. Mazzilli, Jr. is a financial and general business consultant. From 2000 to 2003 he was Executive Vice President and Chief Financial Officer of Equifax Corporation, an international provider of consumer credit information and information database management. From 1999 to 2000 he was Executive Vice President and Chief Financial Officer of Nova Corporation, a payment services company.
Information about the Class I Directors
whose Terms will Expire at the 2009 Annual Meeting of Shareholders
     James B. McCurry was elected President and Chief Executive Officer of the Company in July 2005 and Chairman of the Board of Directors in March 2006. Prior to joining the Company in 2005, Mr. McCurry was with FedEx Kinko’s, a wholly-owned subsidiary of FedEx, from March of 2003 to July of 2005, where he was President of the Printing Division. From May 2001 until March 2003, Mr. McCurry was an independent management consultant. From May 2000 until May 2001, Mr. McCurry was Chief Executive Officer of an e-commerce subsidiary of Fleming Companies, Inc., a retail distribution company. For three years prior to joining Fleming, Mr. McCurry was a partner with Bain & Company, an international management consulting firm. Mr. McCurry is a member of the Board of Directors of Interstate Hotels and Resorts, Inc., the nation’s largest independent hotel management company.
     Steven P. Rosenberg is President of SPR Ventures, Inc., a private investment company he founded in 1997 and President of SPR Packaging LLC. From 1992 to 1997 he was President of the Arrow subsidiary of ConAgra Foods Inc., a packaged food company. Mr. Rosenberg has been a director of Texas Capital Bancshares, Inc., a bank holding company, since 2000. Mr. Rosenberg was elected as a director of Cinemark Holdings, Inc. effective April 1, 2008.

Information about the Class II Directors
whose Terms will Expire at the 2010 Annual Meeting of Shareholders
     Patrick G. Dills is Executive Chairman of the Board of Medical Services Company, a nationwide leader in the delivery of medical products and pharmacy services to the workers compensation and healthcare industries. Prior to joining Medical Services Company in February 2006, Mr. Dills served from 1988 to 2005 in several executive roles at First Health Group Corp. with his last position being Executive Vice President. He was also President of CCN and Health Net Plus, which were wholly owned subsidiaries of First Health Group Corp., from 2001 to 2005 and 2003 to 2005, respectively. First Health Group is a full service managed health care company providing cost management services to large multistate payors.
     N. Colin Lind has been with Blum Capital Partners L.P. (and its predecessor Richard C. Blum & Associates, Inc.) (“Blum L.P.”), a strategic equity investment firm, since 1986. He is the Managing Partner for Blum L.P., which is responsible for managing approximately $3.6 billion in assets. Mr. Lind is on the Board of Kinetic Concepts, Inc., a leading manufacturer and marketer of therapeutic products and related medical devices.
     Messrs. Patrick G. Dills, N. Colin Lind, Philip J. Mazzilli, Jr., and Steven P. Rosenberg were initially selected for appointment to the Board by the previous Board in consultation with the Ad Hoc Bondholders’ Committee pursuant to a restructuring support agreement which was entered into with the Ad Hoc Bondholders Committee in furtherance of the Company’s restructuring and exchange offer which closed on March 17, 2006 (the “Restructuring Support Agreement”). As a result of the completion of the restructuring and exchange offer, the terms of the Restructuring Support Agreement are no longer in effect. Mr. Rosenberg was re-elected to the Board by the shareholders at the 2006 annual meeting and Messrs. Dills and Lind were re-elected to the Board by the shareholders at the 2007 annual meeting.
     Blum L.P., pursuant to its Investor Rights Agreement with the Company, as amended (the “Investor Rights Agreement”), has the right to name one nominee for election to the Board. This right is currently satisfied by the election at the 2007 annual meeting of Mr. Lind to a three-year term as a Class II director. Also pursuant to the Investor Rights Agreement, Blum L.P has the right to designate an observer to attend the Company’s Board meetings.
     Mr. Eugene I. Davis resigned as a director on November 12, 2007. Mr. Davis was a Class I director. Following the resignation of Mr. Davis, the Board of Directors has determined to reduce the size of the Board to six members.

PROPOSAL 2: APPROVAL OF 2008 EQUITY INCENTIVE PLAN
     General Information. The Board of Directors adopted the PRG-Schultz International, Inc. 2008 Equity Incentive Plan (the “Incentive Plan”) on March 25, 2008 to assist PRG-Schultz International Inc. (“PRG-Schultz” or the “Company”) in recruiting and retaining individuals with ability and initiative by enabling them to receive awards and participate in the future success of the Company by associating their interests with those of the Company and its stockholders. The Incentive Plan is intended to permit the grant of stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”)), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock Awards”), restricted stock units (“RSUs”) and other incentive awards (“Incentive Awards”). A summary of the principal features of the Incentive Plan follows. Every aspect of the Incentive Plan is not addressed in this summary. Shareholders are encouraged to read the full text of the Incentive Plan which is attached to this proxy statement as Appendix A.
     All awards granted under the Incentive Plan will be governed by separate written agreements between the Company and the participants. The written agreements will specify when the award may become vested, exercisable or payable. No right or interest of a participant in any award will be subject to any lien, obligation or liability of the participant. The laws of the State of Georgia govern the Incentive Plan. The Incentive Plan is unfunded, and the Company will not segregate any assets for grants of awards under the Incentive Plan.
     Awards, other than Restricted Stock Awards, may be granted under the Incentive Plan after its adoption by the Board of Directors, provided that no award will be effective unless the stockholders approve the Incentive Plan within 12 months of its adoption. Restricted Stock Awards may only be granted after the stockholders approve the Incentive Plan. No awards may be granted after March 25, 2018, the date which is 10 years after the adoption of the Incentive Plan by the Board.
     It is intended that awards granted under the Incentive Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986 (and any amendments thereto) (the “Code”).
     Administration. The Company will bear all expenses of administering the Incentive Plan. The Compensation Committee (the “Committee”) of the Board of Directors will administer the Incentive Plan. The Committee has the authority to grant awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the Incentive Plan), as it may consider appropriate. The Committee may delegate to one or more officers of the Company all or part of its authority and duties with respect to awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934.
     Eligibility for Participation. Any of the Company’s employees or service providers, including any employee or service provider for an Affiliate (as defined in the Incentive Plan), and any non-employee member of the Board of Directors, is eligible to receive an award under the Incentive Plan. However, ISOs may only be granted to employees of the Company or an Affiliate.
     Shares Subject to Plan. The maximum number of shares of Common Stock that may be issued under the Incentive Plan pursuant to awards is 2,000,000 shares. If any awards expire or are cancelled, terminated or forfeited for any reason other than their exercise, vesting or payment, the shares of Common Stock subject to such awards will again be available for issuance. If shares of Common Stock are issued pursuant to an award, the number of shares that shall be counted against the aggregate number of shares of Common Stock available for issuance shall be the greater of (i) the number of underlying shares of Common Stock with respect to which the award related or (ii) the number of shares of Common Stock actually issued in settlement of the award. If an award is settled in cash or a form other than shares of Common Stock, then the number of shares that shall be counted against the aggregate number of shares available for issuance shall be the number of underlying shares with respect to which the award related.
     In any calendar year, no participant may be granted options, SARs, Restricted Stock Awards, RSUs, or any combination thereof that relate to more than 500,000 shares. In any calendar year, no participant may be granted an Incentive Award (i) with reference to a specified dollar limit for more than $1.5 million and (ii) with reference to a specified number of shares of Common Stock for more than 500,000 shares. The maximum number of shares of Common Stock that may be issued pursuant to awards, the per individual limits on awards and the terms of outstanding awards will be adjusted as is equitably required in the event of corporate transactions and other appropriate events.
     Options. A stock option entitles the participant to purchase from the Company a stated number of shares of Common Stock. The Committee will determine whether the option is intended to be an ISO or a NQSO and specify the number of shares of Common Stock subject to the option. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of Common Stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs. The exercise price per share of Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. With respect to an ISO granted to a participant who beneficially owns more than 10% of the combined voting power of the Company or any Affiliate (determined by applying certain attribution rules), the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date the option is granted. The exercise price may be paid in cash or, if the agreement so provides, the Committee may allow a participant to pay all or part of the exercise price by tendering shares of Common Stock, through a broker-assisted cashless exercise, by means of “net exercise” procedure, or any other specified medium of payment.
     Stock Appreciation Rights. A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an option. A SAR granted in tandem with an option is called a Corresponding SAR and entitles the participant to exercise the option or the SAR at which time the other tandem award expires. The Committee will specify the number of shares of Common Stock subject to a SAR and whether the SAR is a Corresponding SAR. No participant may be granted Corresponding SARs in tandem with ISOs which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000. A Corresponding SAR may be exercised only to the extent that the related option is exercisable and the fair market value of the Common Stock upon exercise exceeds the exercise price of the related option. As set forth in the agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock or a combination of each.
     Restricted Stock Awards. A Restricted Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture restrictions. The Committee will prescribe whether the Restricted Stock Award is forfeitable and the conditions to which it is subject. If the participant must pay for a Restricted Stock Award, payment of the award generally shall be made in cash or, if the agreement so provides, by surrendering shares of common stock or any other medium of payment. Prior to vesting and/or forfeiture, a participant will have all rights of a stockholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the underlying shares; provided, however, the participant may not transfer the shares. The Company may retain custody of the certificates evidencing the shares until they are no longer forfeitable.
     RSUs. A RSU entitles the participant to receive shares of Common Stock when certain conditions are met. The Committee will prescribe when the RSUs shall become payable. The Company will pay the participant one share of Common Stock for each RSU that becomes earned and payable.

     Incentive Awards. An Incentive Award entitles the participant to receive cash or Common Stock when certain conditions are met. The Committee will prescribe the terms and conditions of the Incentive Award. As set forth in the participant’s agreement, an Incentive Award may be paid in cash, shares of Common Stock or a combination of each.
     Performance Objectives. The Committee has discretion to establish objectively determinable performance conditions for when awards will become vested, exercisable, nonforfeitable and transferable, and earned and payable. Objectively determinable performance conditions are performance conditions (i) that are established in writing (a) at the time of grant and (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. These performance conditions may include any or any combination of the following: (a) gross, operating or net earnings before or after taxes; (b) return on equity; (c) return on capital; (d) return on sales; (e) return on investments; (f) return on assets or net assets; (g) earnings per share; (h) cash flow per share; (i) book value per share; (j) gross margin; (k) customers; (l) cash flow or cash flow from operations; (m) fair market value of the Company or any Affiliate or shares of Common Stock; (n) share price or total shareholder return; (o) market share; (p) level of expenses or other costs; (q) gross, operating or net revenue; (r) EBIT (s) adjusted EBIT; (t) profitability; (u) EBITDA; (v) Adjusted EBIDTA; (w) Free Cash Flow; or (x) peer group comparisons of any of the aforementioned performance conditions. Performance conditions may be related to a specific customer or group of customers or geographic region. The form of the performance conditions also may be measured on a Company, Affiliate, division, business unit, service line, segment or geographic basis or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or nonrecurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned performance criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. Additionally, the vesting, exercise or payment of an award can be conditioned on mere continued employment or service if it is not intended to be contingent on performance conditions.
     Change in Control. In the event of or in anticipation of a “Change in Control” (as defined in the Incentive Plan), the Committee in its discretion may terminate outstanding awards (i) by giving the participants an opportunity to exercise the awards that are then exercisable and then terminating, without any payment, all awards that have not been exercised (including those that were not exercisable) or (ii) by paying the participant the value of the awards that are then vested, exercisable or payable without payment for any awards that are not then vested, exercisable or payable or that have no value. Alternatively, the Committee may take such other action as the Committee determines to be reasonable under the circumstances to permit the participant to realize the value of the award. The Committee may provide that a participant’s outstanding awards become fully exercisable or payable on and after a change in control date or immediately before the date the awards will be terminated in connection with a change in control. Awards will not be terminated to the extent they are to be continued after the Change in Control.

     Stockholder Rights. No participant shall have any rights as a stockholder of the Company until such award is settled by the issuance of Common Stock (other than a Restricted Stock Award or RSUs for which certain rights may be granted).
     Transferability. Generally, an award is non-transferable except by will or the laws of descent and distribution, and during the lifetime of the participant to whom the award is granted, the award may only be exercised by, or payable to, the participant. However, the Committee may provide that awards other than ISOs or a Corresponding SAR that is related to an ISO may be transferred by a participant to any of such class of transferees who can be included in the class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such awards. Any such transfer will be permitted only if (i) the participant does not receive any consideration for the transfer, (ii) the Committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the transferred award will be bound by the same terms and conditions that governed the award during the period that it was held by the participant, except that such transferee may only transfer the award by will or the laws of descent and distribution.
     Maximum Award Period. No award shall be exercisable or become vested or payable more than ten years after the date of grant. An ISO granted to a participant who beneficially owns more than 10% of the combined voting power of the Company or any Affiliate (determined by applying certain attribution rules) or a Corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.
     Compliance With Applicable Law. No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed.
     Amendment and Termination of Plan. The Board of Directors may amend or terminate the Incentive Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding awards without the participant’s consent. An amendment will be contingent on approval of the Company’s stockholders, to the extent required by law, by the rules of any stock exchange on which the Company’s securities are then traded or if the amendment would (i) increase the benefits accruing to participants under the Incentive Plan, including without limitation, any amendment to the Incentive Plan or any agreement to permit a repricing or decrease in the exercise price of any outstanding awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Incentive Plan, (iii) modify the requirements as to eligibility for participation in the Incentive Plan or (iv) change the stated performance conditions. Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will submit the material terms of the stated performance conditions to the Company’s stockholders for approval no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the performance objectives.
     Notwithstanding any other provision of the Incentive Plan, the Committee may amend any outstanding award without participant’s consent if, as determined by the Committee in its sole discretion, such amendment is required either to (i) confirm exemption from Section 409A of the Code, (ii) comply with Section 409A of the Code or (iii) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code.
     Forfeiture Provisions. Awards do not confer upon any individual any right to continue in the employ or service of the Company or any Affiliate. All rights to any award that a participant has will be immediately forfeited if the participant is discharged from employment or service for “Cause” (as defined in the Incentive Plan).
Federal Income Tax Consequences
     The following discussion summarizes the principal federal income tax consequences associated with awards under the Incentive Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.
     ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO. A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of Common Stock. A participant’s tax basis in the Common Stock generally will be the amount the participant paid for the stock.
     If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. A special rule applies to such a disposition where the amount realized is less than the fair market value of the Common Stock on the date of exercise of the ISO. In that case, the ordinary income the participant will recognize will not exceed the excess of the amount realized on the disposition over the exercise price. If the amount realized is less than the exercise price, the participant will recognize a capital loss (long-term if the stock was held more than one year and short-term if held one year or less). A participant will receive different tax treatment if the exercise price is paid by delivery of Common Stock.
     Neither PRG-Schultz nor any of its Affiliates will be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, PRG-Schultz or its Affiliate generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.
     NQSOs. A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired over the exercise price. A participant’s tax basis in the Common Stock is the amount paid plus any amounts included in income on exercise. The participant’s holding period for the stock begins on acquisition of the shares. Any gain or loss that a participant realizes on a subsequent disposition of Common Stock acquired on the exercise of a NQSO generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the participant held such shares. The amount of the gain (or loss) will equal the amount by which the amount realized on the subsequent disposition exceeds (or is less than) the participant’s tax basis in his or her shares. A participant will receive different tax treatment if the exercise price is paid with Company Stock. The exercise of a NQSO generally will entitle PRG-Schultz or its Affiliate to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.
     SARs. A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the Common Stock that he or she receives. PRG-Schultz or its Affiliate will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.
     Restricted Stock Awards. A participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the Common Stock on such date over the amount, if any, the participant paid for the Restricted Stock Award. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. Any gain (or loss) that a participant realizes upon the sale of Common Stock acquired pursuant to a Restricted Stock Award will be equal to the amount by which the amount realized on the disposition exceeds (or is less than) the participant’s tax basis in the shares and will be treated as long-term (if the shares are held for more than one year) or short-term (if the shares are held for one year or less) capital gain or loss. The participant’s holding period for the stock begins on the date the shares are either transferable or not subject to a substantial risk of forfeiture, except that the holding period will begin on the date of grant if the participant makes the special “83(b) election.” PRG-Schultz or its Affiliate will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.
     RSUs. The participant will not recognize any taxable income at the time RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are paid, the participant will recognize as ordinary income the fair market value of the Common Stock he or she receives. The participant’s holding period in the Common Stock will begin on the date the stock is received. The participant’s tax basis in the Common Stock will equal the amount he or she includes in ordinary income. Any gain or loss that a participant realizes on a subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the participant’s holding period for the stock (long-term if the shares are held for more than one year; short-term if one year or less). The amount of the gain (or loss) will equal the amount by which the amount realized on the disposition exceeds (or is less than) the participant’s tax basis in the Common Stock. PRG-Schultz or its Affiliate will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.
     Incentive Awards. A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash and the fair market value of the Common Stock he or she receives. The participant’s holding period in any Common Stock received will begin on the date of receipt. The participant’s tax basis in the Common Stock will equal the amount he or she includes in ordinary income with respect to such shares. Any gain or loss that a participant realizes on a subsequent disposition of the Common Stock will be treated as long-term or short-term capital gain or loss, depending on the participant’s holding period for the Common Stock (long-term if the shares are held for more than one year; short-term if one year or less). The amount of the gain (or loss) will equal the amount by which the amount realized on the disposition exceeds (or is less than) the participant’s tax basis in the Common Stock. PRG-Schultz or its Affiliate will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.
     Limitation on Deductions. The deduction for a publicly-held corporation for otherwise deductible compensation to a “covered employee” generally is limited to $1,000,000 per year. An individual is a covered employee if he or she is the chief executive officer or one of the four highest compensated officers for the year (other than the chief executive officer or chief financial officer). The $1,000,000 limit does not apply to compensation payable solely because of the attainment of performance conditions that meet the requirements set forth in Section 162(m) of the Code and the regulations thereunder. Compensation is considered performance-based only if (a) it is paid solely on the achievement of one or more performance conditions; (b) a committee consisting solely of two or more “outside directors” sets the performance conditions; (c) before payment, the material terms under which the compensation is to be paid, including the performance conditions, are disclosed to, and approved by, the stockholders and (d) before payment, the committee certifies in writing that the performance conditions have been met. The Incentive Plan has been designed to enable the Committee to structure awards that meet the requirements for performance-based compensation that would not be subject to the $1,000,000 per year deduction limit.
     Any grant, exercise, vesting or payment of an award may be postponed if PRG-Schultz reasonably believes that its or any applicable Affiliate’s deduction with respect to such award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which PRG-Schultz reasonably anticipates the deduction will not be limited or eliminated under Code Section 162(m) or the calendar year in which the participant separates from service.
     Other Tax Rules. The Incentive Plan is designed to enable the Committee to structure awards that will not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation.
     Current Tax Rates. Long-term capital gains of individuals currently are subject to federal income tax at a maximum rate of 15%. Short-term capital gains and ordinary income of individuals currently are subject to tax at a maximum rate of 35%. These rates may change, and participants are encouraged to seek their own personal tax advice in connection with participation in the Incentive Plan.
     The Board of Directors recommends a vote FOR approval of the 2008 Equity Incentive Plan.
PROPOSAL 3: RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
     Our Board of Directors, upon the recommendation of our Audit Committee, has appointed BDO Seidman, LLP (“BDO Seidman”) as the Company’s independent auditors for the 2008 fiscal year. A proposal will be presented at the annual meeting to ratify the appointment of BDO Seidman as our independent auditors for the 2008 fiscal year. Shareholder ratification of the selection of BDO Seidman as our independent registered public accounting firm is not required but is being presented to our shareholders as a matter of good corporate practice. Notwithstanding shareholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in our best interests and the best interests of our shareholders. If the shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment of BDO Seidman. We have been advised that a representative from BDO Seidman will be present at the annual meeting, will be given an opportunity to speak, and will be available to answer appropriate questions.
     The Board of Directors recommends a vote FOR approval to ratify the appointment of the 2008 independent auditors.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD OF DIRECTORS
Independence
     The Board of Directors has evaluated the independence of each Board member and has determined that the following directors, which constitute a majority of the Board, are independent in accordance with the Nasdaq and SEC rules governing director independence: Messrs. Cole, Dills, Lind, Mazzilli and Rosenberg.
Meetings of the Board of Directors
and Attendance at the Annual Meeting of Shareholders
     During 2007, there were seven meetings of the Board of Directors. Except for Mr. Lind, each incumbent director attended more than 75 percent of the aggregate of all meetings of the Board of Directors held while he was a director and any committees on which that director served.
     The Board of Directors does not have a policy requiring director attendance at the annual shareholders meeting. However, directors are encouraged to attend. Three directors attended the 2007 Annual Meeting of Shareholders.
Director Compensation
     The following table presents information relating to total compensation of the directors for the fiscal year ended December 31, 2007. Information with respect to the compensation of Mr. McCurry is included below under “Executive Compensation.”

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	In Cash	Awards	Awards(1)	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
David A. Cole	50,000	—	280,831 (2)	—	—	—	330,831
Eugene I. Davis(3)	42,000	—	108,455	—	—	129,167 (4)	279,622
Patrick G. Dills	54,500	—	108,455	—	—	—	162,955
N. Colin Lind	37,000	—	108,455	—	—	—	145,455
Philip J. Mazzilli, Jr.	57,000	—	108,455	—	—	—	165,455
Steven P. Rosenberg	38,500	—	108,455	—	—	—	146,955

(1)	Represents the compensation expense recorded in 2007 computed in accordance with Statements of Financial Accounting Standards No. 123R (“FAS 123R”), “Share-Based Payment.” Additional information about assumptions used in these calculations is available in Note 1(o) to the Company’s Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2007.

(2)	The amount included in Option Awards for Mr. Cole consists of compensation expense associated with the options granted to all non-employee directors in September 2007 and 2006 as well as the option granted to Mr. Cole in 2005, each of which is described in greater detail in the narrative below.

(3)	Mr. Davis resigned as a director effective November 12, 2007.

(4)	In connection with Mr. Davis’ resignation as a director, he received a payment of $129,167.

     Each nonemployee member of the Board is paid a $30,000 annual retainer for their service on the Board and any of its committees. Chairs of each of the Compensation Committee and the Nominating and Corporate Governance Committee are paid a supplemental retainer of $6,000 per year. The Chair of the Audit Committee is paid a supplemental retainer of $12,000 per year. Non-employee Directors also receive an additional $1,500 attendance fee for attendance at Board meetings and the annual meeting of shareholders, and an additional $1,000 attendance fee for attendance at committee meetings of which they are a member. Directors are reimbursed for all out-of-pocket expenses, if any, incurred in attending Board and committee meetings.
     In 2005, the Company entered into a Retainer Agreement with Mr. Cole in connection with his service as non-executive Chairman of the Board. Under the terms of the Retainer Agreement, Mr. Cole received a non-qualified option to purchase 45,000 shares of the common stock of the Company at an exercise price of $31.60 per share, equal to the closing price of the Company’s common stock on the Nasdaq National Market on July 29, 2005, as adjusted to give effect to the reverse stock split effected in August 2006. The terms of Mr. Cole’s option grant are as follows: the time-vesting tranche of his option, representing the right to purchase 15,000 shares was initially scheduled to become exercisable on the earlier of the 2006 annual meeting of shareholders and June 30, 2006, but was accelerated with all of the other out-of-the-money options on December 15, 2005, in order avoid adverse accounting consequences; and the performance-vesting tranche, representing the balance of his option, will be exercisable as follows: (a) Tier 1, representing the right to purchase 10,000 shares will become exercisable at any time after June 30, 2006 (the “2006 Vesting Date”), if the Company attains a specified target common stock trading price for 45 consecutive trading days after the 2006 Vesting Date; (b) Tier 2, representing the right to purchase an additional 10,000 shares will become exercisable at any time after the 2006 Vesting Date, if the Company attains a specified target common stock trading price for 45 consecutive trading days after the 2006 Vesting Date; and (c) Tier 3, representing the right to purchase an additional 10,000 shares, will become exercisable at any time after the earlier of the 2007 annual meeting of shareholders and June 30, 2007 (the “2007 Vesting Date”), if the Company attains a specified target common stock trading price for 45 consecutive trading days after the 2007 Vesting Date. Unless sooner terminated, the option will expire on July 29, 2012. As of the date hereof, none of the target trading prices have been attained and therefore, none of the performance-vesting options have vested.
     In September 2006, the Board established the position of Presiding Director to oversee meetings of the independent members of the Board. The Presiding Director is elected by the independent members of the Board for a one year term. Currently, Patrick G. Dills serves as Presiding Director. The Presiding Director is paid a supplemental retainer of $6,000 per year.
     In addition to cash compensation, the Board may grant nonqualified stock option grants or other equity awards to the nonemployee directors from time to time. On September 12, 2007, options to purchase 17,391 shares of the Company’s common stock were granted to each of the Company’s non-employee directors. All of these options have an exercise price of $12.89, the closing price of the Company’s common stock on the date of grant, and vest upon the earlier of (i) the date of the 2008 Annual Meeting of Shareholders (May 29, 2008) or (ii) June 1, 2008. These options expire on September 12, 2014.

Audit Committee
     The Company’s Audit Committee consists of three independent directors: Messrs. Dills, Mazzilli and Rosenberg. Mr. Mazzilli currently serves as Chairman of the Audit Committee, and the Board has determined that Mr. Mazzilli is an “audit committee financial expert,” as such term is defined in Item 407(d) of SEC Regulation S-K. The Board of Directors has determined that the current Audit Committee members satisfy the independence criteria included in the current listing standards established by the NASD for companies listed on the Nasdaq Global Market and by the SEC for audit committee membership. The Audit Committee met seven times in 2007. The Audit Committee has sole authority to retain the Company’s independent auditors and reviews the scope of the Company’s annual audit and the services to be performed for the Company in connection therewith. The Audit Committee also formulates and reviews various Company policies, including those relating to accounting practices and the internal control structure of the Company, and the Company’s procedures for receiving and investigating reports of alleged violations of the Company’s policies and applicable regulations by the Company’s directors, officers and employees. The Audit Committee also reviews and approves any related party transactions. The Board has adopted a written Audit Committee Charter which is available at the Company’s website address: www.prgx.com or upon written request to the Secretary of the Company at 600 Galleria Parkway, Suite 100, Atlanta, GA 30339. See “Report of the Audit Committee.”
     Audit Committee Pre-Approval Policies and Procedures. Each engagement of the Company’s principal accountants for audit and non-audit related services and its associated projected fees is approved by the Audit Committee in advance of such engagement.
Compensation Committee
     The Company’s Compensation Committee consists of three independent directors: Messrs. Cole, Dills and Mazzilli. Mr. Dills is Chairman of the Compensation Committee. The Board of Directors has determined that each of the Compensation Committee members is independent based on the current listing standards established by the NASD for companies listed on the Nasdaq Global Market. The Compensation Committee held nine meetings in 2007. The Compensation Committee determines the compensation of the executive officers of the Company. The Compensation Committee also administers the Company’s benefit plans, including the Stock Incentive Plan, the Performance Bonus Plan, and the 2006 Management Incentive Plan and makes recommendations to the Nominating and Corporate Governance Committee regarding director compensation. All rights to determine awards of stock-based compensation to individuals who file reports pursuant to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) are determined by the Compensation Committee, each member of which is a “nonemployee” director, as such term is defined in Rule 16b-3 promulgated pursuant to the Exchange Act and is an “outside” director, as such term is defined in the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Compensation Committee’s charter requires that all members of the Committee shall be independent from the Company and that at least two members shall satisfy the definition of “nonemployee” director described above. The Compensation Committee Charter is available at the Company’s website address: www.prgx.com and upon written request to the Secretary at 600 Galleria Parkway, Suite 100, Atlanta, GA 30339. For information regarding determination of the Company’s 2007 executive compensation, see “Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee (“NCG Committee”) consists of three independent directors: Messrs. Cole, Lind and Rosenberg. The Board of Directors has determined that each of the NCG Committee members is independent based on the listing standards established by the

NASD for companies listed on the Nasdaq Global Market. Mr. Cole serves as Chairman of the NCG Committee. The NCG Committee met six times in 2007. The Nominating and Corporate Governance Committee has the responsibility to consider and recommend nominees for the Board of Directors and its committees, to oversee review and assessment of the performance of the Board, set Board compensation, and monitor and recommend governance principles and guidelines for adoption by the Board.
     Since February 2003, the NCG Committee has been delegated the responsibility for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills, expertise and experience needed on the Board, the independence, expertise, experience, skills and performance of the current membership of the Board, and the willingness of Board members whose terms are expiring to be re-nominated, the NCG Committee recommends to the Board whether those directors should be re-nominated.
     In preparation for the annual meeting, the NCG Committee considers whether the Board would benefit from adding a new member, and if so, the skills, expertise and experience to be sought with the new member. If the Board determines that a new member would be beneficial, the NCG Committee sets the qualifications for the position and conducts a search to identify qualified candidates. Such search may utilize the services of an executive search firm that would receive a fee for its services. The NCG Committee (or its Chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with the viable candidates are scheduled with NCG Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the NCG Committee may recommend to the Board the election or nomination of a candidate. All potential candidates, regardless of whether they are developed through the executive search firm or otherwise, are reviewed and evaluated under the same process.
     When an executive search firm is engaged, using the desired qualifications identified by the NCG Committee, the search firm performs research to identify and qualify potential candidates, contacts such qualified candidates to ascertain their interest in serving on the Company’s board, collects resumes and other data about the interested candidates and recommends candidates for further consideration by the NCG Committee.
     The NCG Committee has no set minimum criteria for selecting Board nominees, although its preference is that a substantial majority of all non-executive directors possess the qualifications of independence that satisfy the listing standards established by the NASD for companies listed on the Nasdaq Global Market; significant leadership experience at the corporate level in substantial and successful organizations; relevant, but non-competitive, business experience; the ability and commitment to devote the time required to fully participate in Board and committee activities; strong communication and analytical skills; and a personality that indicates an ability to work effectively with the other members of the Board and management. In any given search, the NCG Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board with the perceived needs of the Company. The NCG Committee believes that it is necessary for at least one independent Board member to possess significant operational experience, and at least one with financial expertise. However, during any search the NCG Committee reserves the right to modify its stated search criteria for exceptional candidates.
     The NCG Committee will also consider nominating candidates recommended by shareholders. Such recommendations will only be considered by the NCG Committee if they are submitted to the NCG Committee in accordance with the requirements of the Company’s Bylaws and accompanied by all the information that is required to be disclosed in connection with the solicitation of proxies for election of director nominees pursuant to Regulation 14A under the Exchange Act, including the candidate’s written consent to serve as director, if nominated and elected. To be considered by the NCG Committee, shareholder recommendations for director nominees to be elected at the 2009 Annual Meeting of Shareholders, together with the requisite consent to serve and proxy disclosure information in written form, must be received by Victor A. Allums, Secretary, at the offices of the Company at 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339, no earlier than December 18, 2009 and no later than January 17, 2009.
     As of April 10, 2008, the Company had not received any shareholder recommendations of director candidates for election at the 2008 Annual Meeting.
     The NCG Committee is a standing committee of the Board and its charter is available at the Company’s website address: www.prgx.com or upon written request to the Secretary of the Company at 600 Galleria Parkway, Suite 100, Atlanta, GA 30339.
Shareholder Communications to the Board of Directors
     In addition to recommendations for director nominees, the Board of Directors welcomes hearing from shareholders regarding the management, performance and prospects for the Company. To facilitate complete and accurate transmittal of shareholder communications to the directors, it is requested that all shareholder communication to the Board or any of its members be made in writing and addressed to the Company’s Secretary, Victor A. Allums, at PRG-Schultz International, Inc., 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339. It is also helpful if the communication specifies whether it is directed to one or more individual directors, all the members of a Board committee, the independent members of the Board, or all members of the Board and the address to which any reply should be addressed. On receipt, Mr. Allums will forward the communication to the director(s) to whom it is addressed as specified by the shareholder. If the shareholder does not specify which directors should receive the communication, Mr. Allums will distribute the communication to all directors.

REPORT OF THE AUDIT COMMITTEE
     The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Board has adopted a written Audit Committee Charter that sets out the organization, purpose, duties and responsibilities of the Audit Committee.
     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.
     In fulfilling its oversight responsibilities with respect to the year ended December 31, 2007, the Audit Committee:
•	reviewed and discussed the consolidated financial statements of the Company set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 with management of the Company and BDO Seidman, LLP, independent public accountants for the Company;

•	discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as modified and supplemented to date;

•	received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified and supplemented to date, and discussed with BDO Seidman, LLP its independence from the Company; and

•	based on the review and discussions with management of the Company and BDO Seidman, LLP referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE

Philip J. Mazzilli, Jr.,
Chairman Patrick G. Dills Steven
P. Rosenberg
     Notwithstanding anything to the contrary which is or may be set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate Company filings, including this proxy statement, in whole or in part, the preceding Report of the Audit Committee shall not be incorporated by reference into any such filings.

COMPENSATION DISCUSSION AND ANALYSIS
     As discussed above under “Information About the Board of Directors and Committees of the Board of Directors,” the Compensation Committee of the Board of Directors has the overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. The Compensation Committee approves the compensation of each of the Company’s named executive officers as well as other “key officers” of the Company (which is defined in the Compensation Committee’s charter to include those officers that directly report to the Chief Executive Officer). The Compensation Committee consists of three members who are “independent” directors under the Company’s corporate governance guidelines and the rules of The Nasdaq Stock Market LLC.
Compensation Philosophy
     The Company strives to establish compensation practices which attract, retain and reward its key officers, and strengthen the mutuality of interests between its key officers and the Company’s shareholders. The Company believes that the most effective executive compensation program is one that is conservative, but competitive, and which aligns long-term compensation to the creation of shareholder value.
     In the latter half of 2005 and into 2006, following the arrival of the Company’s new Chief Executive Officer in July 2005, the Company undertook a significant financial and operational restructuring with the objective of improving the Company’s operating results and strengthening the Company’s financial condition. During this same time period, there was significant turnover among the members of the Company’s senior management team, resulting in the hiring of a new Chief Financial Officer and several other executive officers. In addition, several members of the Board of Directors were replaced at the conclusion of the financial restructuring. The primary compensation initiatives that resulted from the Company’s financial restructuring were the creation of the Management Incentive Plan (an equity-based plan) (the “MIP”) and the Performance Bonus Plan (a cash incentive bonus plan) to create incentives for the Company’s key officers, including the named executive officers, to remain with the Company and to improve the Company’s operating results in 2006 and beyond. The terms of the Restructuring Support Agreement entered into with certain of the Company’s bondholders contemplated that the Company would adopt a new Management Incentive Plan as part of the financial restructuring. The Management Incentive Plan was approved by the Company’s shareholders at the 2006 Annual Meeting of Shareholders. The Compensation Committee implemented the Performance Bonus Plan in each of 2006 and 2007, pursuant to which cash bonuses were paid to senior employees within the Company, including all of the named executive officers. On December 5, 2007, the Compensation Committee established the terms for the 2008 Performance Bonus Plan. Both the MIP and the Performance Bonus Plan are discussed in more detail below.
Elements of the Company’s Compensation Program
     The Company’s compensation program for its key officers is designed to provide the Company’s key officers with a combination of cash (guaranteed and incentive-based) and equity-based compensation to align the officers’ interests with the Company’s shareholders. During 2007, the Company’s executive compensation program primarily consisted of the following elements:
•	base salary;

•	cash bonuses; and

•	participation in the MIP.

     The Compensation Committee has not established a policy for allocating between the different forms of compensation. Instead, the Compensation Committee strives to achieve an appropriate mix between the different forms of compensation in order to (i) motivate the named executive officers to deliver superior performance in the short-term by providing competitive base salaries and annual incentive cash bonuses, (ii) align the interests of the named executive officers with the long-term interests of the shareholders through the grant of equity-based compensation, which has been reflected in the named executive officers’ participation in the MIP since 2006, and (iii) provide an overall compensation package that promotes executive recruitment and retention.
Process for Establishing Executive Compensation
     The Company has entered into employment agreements with all of the named executive officers which form the primary basis for each of these officers’ compensation. While each of these officers’ employment agreements contains substantially the same elements of compensation, the individual terms of the agreements were established through arms’ length negotiations.
     The current compensation package of James B. McCurry, the Company’s President and Chief Executive Officer, is essentially the same as the package that was negotiated when Mr. McCurry joined the Company in 2005. Mr. McCurry’s 2005 compensation package was established through arms’ length negotiation in a process that was led by the specially appointed Search Committee of the Board of Directors, with input from members of both the Nominating and Corporate Governance Committee and the Compensation Committee. The independent directors participating in this process considered a number of factors in negotiating Mr. McCurry’s compensation package, including the level of compensation he was then receiving from his former employer, the unique challenges facing the Company at that time, including those inherent in any CEO succession, and Mr. McCurry’s unique skills and qualifications to lead the Company through a critical time. In addition, the Compensation Committee engaged Mercer Human Resource Consulting (“Mercer”), an outside compensation consultant, to provide advice regarding the appropriate level of compensation for Mr. McCurry in 2005. Based upon the information supplied by the compensation consultant, Mr. McCurry’s 2005 base salary was set at slightly above the 50th percentile of base salaries of CEOs in companies of comparable size, and his bonus amount was set at the 70th percentile of bonuses for CEOs in companies of comparable size. Mr. McCurry’s bonus was pegged to a higher percentile in order to overweight the performance-based portion of Mr. McCurry’s cash compensation. In connection with the negotiation of Mr. McCurry’s employment agreement, the Compensation Committee decided to eliminate the practice of providing the Chief Executive Officer and other executive officers with certain perquisites that had historically been provided to the Company’s executive officers prior to Mr. McCurry’s arrival.
     At the time of the hiring of Mr. McCurry, the Search Committee was also searching for a Chief Financial Officer candidate. Accordingly, in connection with the negotiation of Mr. Limeri’s employment agreement in late 2005, the Compensation Committee utilized similar data provided by the compensation consultant used in Mr. McCurry’s hiring. In connection with the hiring of Mr. White in June 2006, in order to ensure that his compensation was properly benchmarked, the Compensation Committee reviewed survey data from the Economic Research Institute which provides geographic-specific survey data derived from 14,000 U.S. publicly-traded corporations’ proxy statements, annual and other reports filed with the SEC (1994 to present), loan and employment applicant earnings verifications and digitized public records. The Compensation Committee established parameters for Mr. White’s compensation based upon benchmarks for the business services industry by surveying companies with $250-$500 million in revenue and targeting the 60th percentile of the survey data. With respect to the other named executive officers, Messrs. Roos and Robinson, their compensation packages were primarily established prior to the arrival of Mr. McCurry; however, annual adjustments to their compensation packages, if any, are established as set forth below.

     The Compensation Committee reviews Mr. McCurry’s performance and compensation each year. In evaluating Mr. McCurry’s compensation for the upcoming year, in addition to performance, the Compensation Committee also considers factors such as market data regarding the compensation of other comparable executive officers at comparable companies and the skills and previous relevant experience of Mr. McCurry.
     The Chief Executive Officer annually reviews the performance of each of the other named executive officers and makes recommendations to the Compensation Committee regarding compensation for the other named executive officers. Based upon the recommendations made by the Chief Executive Officer, the Compensation Committee then determines the amount of compensation for the other named executive officers for the upcoming year. With respect to these other officers, the Compensation Committee and Mr. McCurry consider multiple factors in establishing the terms of their executive compensation packages including market data regarding the compensation of other comparable executive officers at comparable companies, the level of compensation each executive had most recently earned before joining the Company and the skills and previous relevant experience of each executive.
     In 2007, the Compensation Committee again engaged Mercer to perform a study on executive compensation to assess the current levels of compensation of the Company’s executive officers. Mercer studied the base salary, annual bonus and long term incentive awards for the executive officers by comparing their compensation to the compensation of a selected group of 15 companies within the professional services industry, including auditing, consulting and professional staffing companies. Mercer recognized that it would be challenging to identify a classic “peer group” for this study as the Company operates within a niche market and has very few public company competitors. Accordingly, Mercer identified companies with annual revenues between 50% and 250% of the Company’s annual revenue, with a comparable number of employees and certain “per employee” ratios, and with similar financial condition and market capitalizations to the Company. Mercer concluded in its study that the base salaries for the Company’s executive team were near the 50th percentile and the total cash compensation was between the 50th and 75th percentile for the comparison group of companies. In addition, Mercer noted in its study that the 2006 performance unit grants under the MIP would likely provide adequate retention incentives for the Company’s executives in the near term. Mercer recommended that no adjustments be made to the named executive officers’ base salary or short term cash bonus opportunities for 2007. Mercer also made a recommendation that executives be granted long term incentive awards in 2008 based on a pay strategy of achieving total direct compensation targeted at the 75th percentile.
     In the latter half of 2007, the Compensation Committee began deliberations regarding an extension of Mr. McCurry’s employment agreement. The Compensation Committee was appreciative of the improvement and success that the Company had experienced under Mr. McCurry’s leadership of the Company since 2005 and wanted to ensure that Mr. McCurry’s tenure with the Company would extend beyond the remaining term of his agreement, which was scheduled to expire in the summer of 2008. On December 5, 2007, the Compensation Committee approved an extension of the term of Mr. McCurry’s employment agreement. The amended and restated employment agreement was executed by the parties on December 17, 2007 and will expire on December 17, 2010. The terms of Mr. McCurry’s employment agreement are more fully described under “Executive Compensation — Employment Agreements.”
Base Salary
     The annual base salary component of the Company’s executive compensation program provides each named executive officer with a fixed minimum amount of annual cash compensation. Salaries for the Company’s named executive officers are generally determined through their employment agreements, subject to annual review and adjustment by the Compensation Committee. There were no increases in the salaries of the named executive officers in 2007 as the Compensation Committee, in consultation with Mercer, determined that the salary amounts for the named executive officers were adequate in order for the Company’s compensation to remain competitive. For 2008, based on market information contained in the 2007 Mercer study and following the recommendation of Mr. McCurry, the Compensation Committee increased base salaries for three executive officers, including Mr. Limeri, whose annual base salary was increased to $260,000.
     The following table sets forth the 2007 base salaries paid by the Company to each of our named executive officers:

James B. McCurry	$500,000
Peter Limeri	$220,000
Bradley T. Roos	$323,000
Larry Robinson	$385,414	*
N. Lee White	$325,000

*	Mr. Robinson’s salary reflected in this table is higher than the amount reported in the Company’s proxy statement for the 2007 annual meeting due solely to a change in the U.S./Canadian dollar exchange rate.
Cash Bonus
     2007 Performance Bonus Plan
     The Company provided cash bonus awards to certain of its senior employees, including all of the named executive officers, through the 2007 Performance Bonus Plan. The 2007 Performance Bonus Plan was an annual cash incentive program designed to recognize and reward employees who make significant contributions towards achieving the Company’s annual business plan.
     Cash bonuses awarded under the 2007 Performance Bonus Plan were contingent upon the Company’s operating results and the achievement of certain financial performance objectives. Each of the named executive officers participated in the 2007 Performance Bonus Plan. Under the terms of the 2007 Performance Bonus Plan, no bonuses were to be earned under the plan until the Company’s consolidated 2007 EBITDA before certain restructuring and other charges (adjusted “EBITDA”) reached a specified threshold. If this threshold level of adjusted EBITDA was achieved, then the participant was entitled to receive 50% of the “target” bonus amount set forth in the participant’s employment agreement. If consolidated 2007 adjusted EBITDA reached the specified “target” level, then the participant was entitled to receive the “target” bonus amount set forth in the participant’s employment agreement. If consolidated 2007 adjusted EBITDA reached the specified “maximum” level, then the participant was entitled to receive the “maximum” bonus amount set forth in the participant’s employment agreement. Bonus payouts under the 2007 Performance Bonus Plan were to be increased on a pro rata basis to the extent that consolidated adjusted EBITDA exceeded the minimum threshold for one bonus tier, but did not meet the minimum threshold for the next higher bonus tier. In no event, however, were the participants to receive a bonus that exceeded the maximum bonus amount set forth in the participant’s employment agreement. The bonus amounts payable upon the achievement of the annual “target” adjusted EBITDA goal and the annual “maximum” adjusted EBITDA goal in 2007 are set forth as percentage of base salary in each named executive officer’s employment agreement.
     The annual “target” and “maximum” adjusted EBITDA goals under the 2007 Performance Bonus Plan were established by the Compensation Committee in January 2007. Since it is the primary measure used by the Company to measure and manage its operating performance, the Compensation Committee and the Chief Executive Officer believed that adjusted EBITDA was the most appropriate Company financial measure to which bonus payments under the plan should be linked. The Compensation Committee developed the “target” adjusted EBITDA and the “maximum” adjusted EBITDA goals based upon the Company’s financial performance relative to the 2007 operating budget as approved by the Board of Directors. In setting these targets, the improvement in operating results required to reach the “maximum” adjusted EBITDA goal in 2007 was significantly in excess of 2006 operating results. The “target” and “maximum” adjusted EBITDA goals contained in the 2007 Performance Bonus Plan were established by the Compensation Committee after the Company has undertaken its annual financial planning and budgeting process. In 2008, the Compensation Committee has again used adjusted EBITDA as the financial performance measure for the 2008 Performance Bonus Plan. In order to meet the “target” adjusted EBITDA goal in 2008, and therefore trigger the payment of “target” bonuses, the Company will need to achieve the adjusted EBITDA reflected in the Company’s operating budget as approved by the Board of Directors. Achievement of the “maximum” adjusted EBITDA goal, and the corresponding “maximum” bonus payment for 2008, will require that the Company’s financial results for 2008 exceed the Company’s 2008 operating budget as approved by the Board of Directors by a substantially greater percentage than was required in the previous two fiscal years.
     Mr. McCurry was eligible under his employment agreement to earn an annual performance bonus under the 2007 Performance Bonus Plan as follows: (i) upon the achievement of the annual “target” adjusted EBITDA goal, a bonus equal to 70% of his base salary and (ii) upon the achievement of the annual “maximum” adjusted EBITDA goal, a bonus equal to 140% of his base salary. If the Company’s performance fell between the “target” and “maximum” adjusted EBITDA goals, Mr. McCurry was to receive an amount between 70% and 140% of his base salary, according to a formula established by the Compensation Committee.
     Mr. Robinson was eligible under his employment agreement to earn an annual performance bonus under the 2007 Performance Bonus Plan as follows: (i) upon the achievement of the annual “target” adjusted EBITDA goal, a bonus equal to 45% of his base salary and (ii) upon the achievement of the annual “maximum” adjusted EBITDA goal, a bonus equal to 85% of his base salary. If the Company’s performance fell between the “target” and “maximum” adjusted EBITDA goals, Mr. Robinson was to receive an amount between 45% and 85% of his salary, according to a formula established by the Compensation Committee.
     Messrs. Limeri, Roos and White were eligible under their employment agreements to earn an annual performance bonus under the 2007 Performance Bonus Plan as follows: (i) upon the achievement of the annual “target” adjusted EBITDA goal, a bonus equal to 40% of their respective base salaries and (ii) upon the achievement of the annual “maximum” adjusted EBITDA goal, a bonus equal to 80% of their respective base salaries. If the Company’s performance fell between the “target” and “maximum” adjusted EBITDA goals, each of them was to receive an amount between 40% and 80% of their respective base salaries, according to a formula established by the Compensation Committee.
     Since the Company achieved its annual “maximum” adjusted EBITDA performance goal for 2007, each of the following named executive officers earned the following “maximum” bonus amounts which were paid in the first quarter of 2008:

James B. McCurry	$700,000
Peter Limeri	$176,000
Bradley T. Roos	$258,400
Larry Robinson	$331,740	*
N. Lee White	$260,000

*	Mr. Robinson’s bonus reflected in this table is higher than the amount reported in the Company’s proxy statement for the 2007 annual meeting due solely to a change in the U.S./Canadian dollar exchange rate.

     In addition to the named executive officers, approximately 85 current U.S. and international employees participated in the 2007 Performance Bonus Plan. The Company paid approximately $6.3 million in cash bonuses to a total of 83 employees for the Company’s achievement of the “maximum” adjusted EBITDA performance goal for 2007.
Long-Term Incentive Compensation
     Issuance of Stock Options and Restricted Stock
     In order to align the interests of the Company’s named executive officers and other key management personnel responsible for the growth of the Company with the interests of the Company’s shareholders, the Company has a Stock Incentive Plan, which provides for equity-based awards. Because the Company does not maintain any qualified defined benefit retirement program, the Stock Incentive Plan also provides grantees with the opportunity to accumulate additional wealth to be used for retirement needs. In 2007, the Compensation Committee did not grant any stock options or restricted stock to the named executive officers under the Stock Incentive Plan. It is the Company’s practice to grant options with an exercise price equal to the closing price of the Company’s common stock on the date of grant. Due to the limited number of shares available for future issuance under the Stock Incentive Plan, the impending expiration date of the current Stock Incentive Plan in June 2008 and the Compensation Committee’s belief that an equity-based plan is one of the most effective methods for aligning the interests of management and other employees with the Company’s shareholders, in March 2008, the Compensation Committee recommended, and the Board of Directors has approved, the adoption of the 2008 Equity Incentive Plan which provides for the grants of stock options, restricted stock, stock appreciation rights, restricted stock units and other incentive awards. The 2008 Equity Incentive Plan has been submitted for approval of the Company’s shareholders at the 2008 Annual Meeting of Shareholders. For more information regarding the 2008 Equity Incentive Plan, see “Proposal 2: Approval of 2008 Equity Incentive Plan.”
     Issuance of Performance Units under Management Incentive Plan
     In 2006, as contemplated by its financial restructuring, the Company modified its long-term incentive program for key employees to include a performance share component to complement stock option and restricted stock awards. This new component of the Company’s long term incentive program, the MIP, contains the material terms that were delineated for such plan in the Restructuring Support Agreement that the Company entered into with certain of its bondholders as part of the financial restructuring. The MIP was approved by the independent members of the Board of Directors and the Compensation Committee, subject to the approval of the Company’s shareholders. In August 2006, the Company’s shareholders approved the adoption of the MIP. Under the MIP, the Compensation Committee may award “performance units” under the MIP. All key employees are eligible for participation in the MIP. The Compensation Committee has sole discretion to designate which employees are “key employees” for this purpose. In September 2006, the Compensation Committee granted performance units to the Chief Executive Officer and the Company’s then current executive officers. In March 2007, the Compensation Committee granted additional performance units to an executive officer that was hired in January 2007.
     In December 2007, the Compensation Committee, in light of the extension of the transition rule under Section 409A of the Internal Revenue Code of 1976, approved amendments to the outstanding 2006 MIP awards that permitted each executive to change the payment schedule for his or her performance units so long as the new payment schedule (i) is permitted by the MIP, (ii) is consistent with the transition rules under 409A, (iii) is effective on or before December 31, 2008 or, if later, the last day to which the transition rule under 409A may be extended, (iv) does not accelerate into the calendar year in which the change is effective any amounts that would be payable after that time or defer later than that calendar year any payments that would otherwise be payable in the calendar year in which the change is effective, (v) does not specify less than 25% of the executive’s performance units be paid in each of the selected payment years and (vi) only provides for payment as of April 30 in the selected payment years between 2008 and 2016, inclusive.
     Each performance unit entitles the holder after the vesting of such performance unit to receive on the “payment date” the “fair market value” of one share of the Company’s common stock on the payment date, subject to applicable tax withholding. The “payment dates” are established by each participant’s performance unit agreement. The Compensation Committee has determined that the “fair market value” is equal to the closing price of the Company’s common stock on the applicable payment date. Payments for vested performance units on the payment date are to be made 40% in cash and 60% in shares of common stock of the Company, except that all payments will be made in cash to the extent that there is not sufficient authorized common stock available for issuance.
     At the time of the adoption of the MIP and in accordance with the terms of the Restructuring Support Agreement that was entered into with certain of the Company’s bondholders in March 2006, 40% of the Performance Units available for issuance were reserved for issuance to the Chief Executive Officer. Under the terms of Mr. White’s employment agreement, the Company agreed to use its best efforts to ensure that Mr. White participated in the MIP at a level no less than the participation level of the members of the Company’s executive committee, and the agreement contemplated that Mr. White would receive grants under the MIP of 12.5% of the common stock reserved for issuance under the plan. With respect to the other named executive officers listed below, the Compensation Committee determined the amount of performance units to be awarded based upon the recommendation of the Chief Executive Officer.
     On September 29, 2006, the Compensation Committee approved the following awards of performance units to the named executive officers:

James B. McCurry	295,048 performance units
Peter Limeri	73,762 performance units
Bradley T. Roos	55,322 performance units
Larry Robinson	55,322 performance units
N. Lee White	92,203 performance units
     One half of the total number of performance units vested upon the grant of such performance units on September 29, 2006, and one half vested in installments, equaling 1/36th of the total number of performance units granted beginning October 17, 2006 and continuing on the 17th day of each succeeding month such that the performance units became fully vested in March 2008. Performance units for Mr. McCurry are held in a deferred compensation account, 25% of which is initially payable on April 30, 2008, 25% of which is payable on April 30, 2010, with the remaining 50% payable on April 30, 2011. Performance units for Mr. Limeri are held in a deferred compensation account, 100% of which is payable on April 30, 2011. Performance units for Messrs. Roos and Robinson are held in a deferred compensation account, 25% of which is initially payable on April 30, 2008, with the remainder payable in equal installments of 25% on each of April 30, 2009, 2010 and 2011. Performance units for Mr. White are held in a deferred compensation account 25% of which is initially payable on April 30, 2008, with the remaining 75% payable on April 30, 2011. Payout dates for future years are subject to further adjustment by the participants as outlined above.
     Until payout, the performance units are subject to anti-dilution adjustment for certain corporate events such as the conversions of the Company’s Series A Preferred Stock and 10% Senior Convertible Notes which occurred in 2006 and 2007. In 2007, as a result of the conversion of the Company’s Series

A Preferred Stock and 10% Convertible Notes, additional performance units accrued to the accounts of the named executive officers as follows:

James B. McCurry	608,547 performance units
Peter Limeri	152,137 performance units
Bradley T. Roos	114,104 performance units
Larry Robinson	114,104 performance units
N. Lee White	190,172 performance units
Given the significance of the grants of the performance units in 2006 and based on the recommendation of Mercer described above, the Compensation Committee determined that there was no need to grant additional equity incentives to the named executive officers in 2007.
401(k) Plan
     The Company currently sponsors a 401(k) plan for all of its eligible employees. This plan (the “401(k) Plan”) is a tax-qualified retirement plan designed to meet the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Under the 401(k) Plan, participants may elect to make pre-tax savings deferrals of from 1 percent to 25 percent of their compensation each year, subject to annual limits on such deferrals (e.g., $15,500 in 2007) imposed by the Code. The Company may also in its discretion, on an annual basis, make a matching contribution with respect to a participant’s elective deferrals and/or may make additional Company contributions. In 2007, the Company made matching contributions to the named executive officers that participated in the 401(k) plan, which amounts are included under the heading “All Other Compensation” in the “Summary Compensation Table” under “Executive Compensation.” The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account. Under the 401(k) Plan, the vested portion of a participant’s accrued benefit is payable upon such employee’s termination of employment, attainment of age 59 1/2, retirement, total and permanent disability or death. Participants may also make in-service withdrawals from their pre-tax contributions under the plan for certain specified instances of hardship.
Perquisites
     The Company provides its named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program. The Company currently only provides perquisites to Mr. Roos and Mr. Robinson, who are working outside of the United States. The perquisites made available to Mr. Roos and Mr. Robinson include an auto allowance, life insurance, disability insurance, education assistance, housing assistance, home leave travel, storage of household goods and tax preparation expenses. In addition, Mr. Robinson receives a tax gross-up to reimburse him for certain tax liabilities as a result of the receipt of these perquisites.
Income Deduction Limitations
     Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that the Company may deduct for federal income tax purposes in any given year with respect to the compensation of each of the named executive officers. However, certain “performance-based” compensation that complies with the requirements of Section 162(m) is not included in the calculation of the $1 million cap. The Compensation Committee has historically had a general policy of structuring performance-based compensation arrangements for its executive officers whose compensation might exceed the $1 million cap in a way that will satisfy Section 162(m)’s conditions for deductibility, to the extent feasible and after taking into account all relevant considerations. However, it is also true that the Company needs flexibility to pursue its incentive and retention objectives, even if this means that a portion of executive compensation may not be deductible by the Company. Accordingly, the Compensation Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and may do so in the future under appropriate circumstances.
     COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management and, based on such review and discussion, the Compensation Committee recommends to the Board of Directors that it be included in this Proxy Statement.

COMPENSATION COMMITTEE

Patrick G. Dills, Chairman
David A. Cole Philip J. Mazzilli, Jr.

     Notwithstanding anything to the contrary which is or may be set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate Company filings, including this proxy statement, in whole or in part, the preceding Compensation Committee Report shall not be incorporated by reference into any such filings.

     EXECUTIVE COMPENSATION
     The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer, the Chief Financial Officer and the other three most highly paid executive officers of the Company in 2007 (collectively, the “named executive officers”).
     Summary Compensation Table for 2007

				Stock	Option	Non-Equity Incentive	All Other
Name and		Salary	Bonus	Awards	Awards	Plan Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)(2)	($)(3)	($)(4)	($)	($)
James B. McCurry	2007	$500,000	—	$8,422,592	—	$700,000	$15,708	$9,638,300
Chairman, President and Chief Executive Officer (1)	2006	500,000	—	1,489,067	2,567,623	700,000	—	5,256,690

Peter Limeri	2007	220,000	—	2,105,648	28,332	176,000	3,000	2,532,980
Chief Financial Officer (5)	2006	220,000	—	372,267	28,332	176,000	—	796,599

Bradley T. Roos	2007	323,000	—	1,620,506	—	258,400	1,031,328	3,233,235
Executive Vice President and President — Europe (6)	2006	323,000		320,455	—	258,400	368,655	1,179,510

Larry Robinson	2007	385,414	—	1,579,254	—	331,740	42,808	2,339,216
Senior Vice President Asia Pacific, Latin America and Canada (7)	2006	371,561	—	279,203	—	300,501	38,880	990,145

N. Lee White	2007	325,000	—	2,632,066	—	260,000	—	3,217,066
Executive Vice President — U.S. (8)	2006	168,750	69,808	465,336	—	69,808	4,981	778,683

(1)	Mr. McCurry’s reported Option Awards compensation in 2006 relates entirely to an inducement option award granted in connection with his joining the Company in 2005. During 2006, Mr. McCurry voluntarily surrendered for cancellation his option to purchase all shares under the grant, thus causing an acceleration of the related compensation expense. This compensation expense was based on a Black-Scholes calculation of the expected value of the option at the time of its grant. Because of the cancellation of the option, Mr. McCurry has not and will not realize any actual value from the option grant. Mr. McCurry’s All Other Compensation relates to reimbursement for professional attorney fees and a matching contribution under the Company’s 401(k) Plan.

(2)	Stock Awards compensation reported for all named executive officers except for Mr. Roos relates entirely to awards of Performance Units granted pursuant to the Company’s 2006 Management Incentive Plan as adopted in accordance with the terms of the Restructuring Support Agreement. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Issuance of Performance Units under Management Incentive Plan” for a description of such plan. Mr. Roos’ Stock Awards compensation also includes $41,252 related to a restricted stock award granted in 2005. The amounts in this column represent the compensation expense recorded in 2006 and 2007 computed in accordance with Statements of Financial Accounting Standards No. 123R (“FAS 123R”), “Share-Based Payment.” Additional information about assumptions used in these calculations is available in Note 1(o) to the Company’s Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2007.

(3)	Represents the compensation expense recorded in 2006 and 2007 as computed in accordance with Statements of Financial Accounting Standards No. 123R (“FAS 123R”), “Share-Based Payment.” Additional information about assumptions used in these calculations is available in Note 1(o) to the Company’s Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2007.

(4)	Non-Equity Incentive Plan Compensation reported for all named executive officers consists of compensation earned pursuant to the Company’s Performance Bonus Plans in 2006 and 2007; which amounts were paid in March 2007 and 2008, respectively. See “Compensation Discussion and Analysis — Cash Bonus” for a description of the Performance Bonus Plan.

(5)	Mr. Limeri’s reported Option Awards compensation relates entirely to an inducement option award granted in connection with his joining the Company in 2005.

(6)	Mr. Roos’ reported All Other Compensation includes education assistance and housing assistance of $84,986 and $943,341, respectively, in 2007 and $69,030 and $297,875, respectively, in 2006. The amount in 2007 includes $768,995 related to the prepayment of rent for Mr. Roos through 2009. It also includes a $3,000 matching contribution for 2007 and a $1,750 matching contribution for 2006 under the Company’s 401(k) Plan. Amounts paid for education assistance and housing assistance are paid in the British Pound. For purposes of this Proxy Statement, such amounts have been converted to the U.S. Dollar using the average of all daily exchange rates for the British Pound to the U.S. Dollar for 2006 and 2007 (approximately US$1.844 and US$2.001 per British Pound in 2006 and 2007 respectively).

(7)	Mr. Robinson’s reported All Other Compensation includes life and health insurance related supplements of $22,941 and an auto allowance of $15,939 for 2006 and health insurance related supplements of $25,445 and an auto allowance of $17,365 for 2007. Mr. Robinson’s salary and bonus are paid in the Canadian Dollar. For purposes of this Proxy Statement, such amounts have been converted to the U.S. Dollar using the average of all daily exchange rates for the Canadian Dollar to the U.S. Dollar for 2006 and 2007 (approximately US$0.858 and US$0.935 per Canadian Dollar).

(8)	Mr. White’s reported Bonus represents a discretionary bonus which was paid in March 2007. Mr. White’s reported All Other Compensation relates to a reimbursement for professional services incurred in connection with his employment.
Employment Agreements
     The Company has entered into employment agreements with all of its current named executive officers with the terms and conditions described below.
     James B. McCurry. The Company and Mr. McCurry entered into an employment agreement with an effective date of July 25, 2005, as amended on December 9, 2005 and December 17, 2007. Under the terms of the agreement, Mr. McCurry will serve as Chairman, President and Chief Executive Officer of the Company. The Company’s Board of Directors is obligated to nominate him to the Board. Subject to shareholder elections, he will serve on the Board through the term of his employment, with no additional compensation for services as a director. Mr. McCurry’s annual salary is $500,000 per year. The Compensation Committee may increase his salary, but may not decrease his salary unless the Company institutes a salary reduction generally applicable to senior executives of the Company. Since fiscal year 2006, Mr. McCurry has been eligible to earn an annual performance bonus as follows: upon the achievement of annual “target” performance goals, established by the Compensation Committee, a bonus equal to 70% of his salary, upon the achievement of annual “maximum” performance goals, established by the Compensation Committee, a bonus equal to 140% of his salary. If the Company’s performance falls between the “target” and “maximum” performance goals, he will receive an amount between 70% and 140% of his salary, according to a formula established by the Compensation Committee. Mr. McCurry is eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company. Mr. McCurry will be eligible for four weeks of paid vacation per year. Mr. McCurry’s employment agreement was extended until December 17, 2010, pursuant to an amendment dated December 17, 2007 (the “Amendment”). The Amendment also modifies the terms of the Agreement to bring the Agreement into compliance with Section 409A of the Internal Revenue Code. The Amendment also modifies the definition of “good reason” for Mr. McCurry to terminate the Agreement (i) to include the failure of the Company to offer to renew or extend the Agreement at least six months prior to the expiration date of the Agreement and (ii) to clarify that “good reason” includes the failure of the shareholders to elect Mr. McCurry to the Board of Directors or his removal from the Board other than for cause. Under the Amendment, Mr. McCurry will be entitled to receive a lump sum payment equal to his average annual compensation if his employment terminates on account of his death or disability if all of his outstanding equity awards granted after the effective date of the Agreement are not fully vested at the time of his death or disability.
     Peter Limeri. The Company and Mr. Limeri entered into an employment agreement with an effective date of November 7, 2005. The employment agreement with Mr. Limeri initially provided for him to serve as Chief Restructuring Officer of the Company at an annual salary of $220,000. The

Compensation Committee may increase his salary, but may not decrease his salary unless the Company institutes a salary reduction generally applicable to senior executives of the Company. Under the terms of the agreement, Mr. Limeri has also been appointed Executive Vice President—Finance, Chief Financial Officer and Treasurer of the Company. Since fiscal year 2006, Mr. Limeri has been eligible to earn an annual performance bonus as follows: upon the achievement of annual “target” performance goals, established by the Compensation Committee, a bonus equal to 40% of his salary, upon the achievement of annual “maximum” performance goals, established by the Compensation Committee, a bonus equal to 80% of base salary. If the Company’s performance falls between the “target” and “maximum” performance goals, he will receive an amount between 40% and 80% of his salary, according to a formula established by the Compensation Committee. Also under the employment agreement, Mr. Limeri was also awarded options to purchase 50,000 shares of the Company’s common stock. Mr. Limeri is eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company. Mr. Limeri will be entitled to four weeks of paid vacation per year. The initial two-year term of Mr. Limeri’s agreement expired on November 7, 2007, and was extended for an additional year until November 7, 2008. Mr. Limeri’s agreement may be similarly extended for an additional year to November 7, 2009 unless either party gives 30 days’ notice prior to November 7, 2008.
     N. Lee White. The Company and Mr. White entered into an employment agreement with an effective date of June 19, 2006. The employment agreement with Mr. White provides for an annual salary of $325,000. The Compensation Committee may increase his salary, but may not decrease his salary unless the Company institutes a salary reduction generally applicable to senior executives of the Company. For fiscal year 2007 and thereafter, Mr. White will be eligible to earn an annual performance bonus as follows: upon the achievement of annual “target” performance goals, established by the Compensation Committee in advance of each fiscal year, a bonus equal to 40% of his salary, upon the achievement of annual “maximum” performance goals, established by the Compensation Committee, a bonus equal to 80% of base salary. If the Company’s performance falls between the “target” and “maximum” performance goals, he will receive an amount between 40% and 80% of his salary, according to a formula established by the Compensation Committee. Also under the employment agreement, Mr. White is entitled to participate in the Company’s Management Incentive Plan. Mr. White is eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company. Mr. White will be entitled to four weeks of paid vacation per year. The agreement expires on June 19, 2009, subject to a one-year extension if the agreement is not terminated by either party upon 30 days’ notice.
     Larry Robinson. The employment agreement with Mr. Robinson provides for an annual salary of $385,414. Mr. Robinson is eligible for an annual performance bonus of between 45% and 85% of his base salary under the Company’s Performance Bonus Plan. Mr. Robinson is eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company. Mr. Robinson’s agreement is terminable without cause by the Company or Mr. Robinson upon written notice to the other. Under Mr. Robinson’s agreement, all amounts to be paid are paid in the Canadian dollar. The amounts reflected above represent the U.S. Dollar equivalent of the actual amounts paid in the Canadian Dollar based on the average of all daily exchange rates for the Canadian Dollar to the U.S. Dollar for 2007 (approximately US$0.935 per Canadian Dollar).
     Bradley T. Roos. The employment agreement with Mr. Roos, as amended on February 12, 2008, provides for an annual salary of $323,000, subject to periodic review and increase. Mr. Roos is eligible for an annual performance bonus of between 40% and 80% of his base salary under the Company’s Performance Bonus Plan. Mr. Roos is eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company. During the period of Mr. Roos’ expatriate assignment in the United Kingdom, he is entitled to the following additional benefits and compensation: (a) a house leased by the Company, (b) tax consultation and preparation assistance, (c) education reimbursement for Mr. Ross’ children to attend the American School in London, plus the cost of bus transportation to school, and (d) an annual “tax equalization” benefit designed to ensure that Mr. Roos bears a total tax liability approximately equivalent to the tax liabilities he would have incurred if working for the Company in the United States. Upon completion of his assignment in the United Kingdom, the Company will seek to provide a comparable position for Mr. Roos in the United States and will pay the costs associated with the relocation of Mr. Roos and his family back to the United States (including return transportation, temporary housing and tax counseling services). In the event of Mr. Roos’ voluntary resignation from the Company, the Company is not responsible for the costs associated with Mr. Roos’ return to the United States or relocation elsewhere. Mr. Roos’ agreement is terminable by the Company for cause upon written notice, and upon 30 days’ written notice without cause. Certain portions of the consideration payable to Mr. Roos under his agreement are paid in the British Pound. Such amounts have been converted to the U.S. Dollar equivalent based on the average of all daily exchange rates for the British Pound to the U.S. Dollar for 2007 (approximately U.S. $2.001 per British Pound). The agreement expires on December 31, 2009.

      Severance Arrangements
     Under the terms of the employment agreements and other arrangements with its named executive officers, the Company has agreed to make severance payments to the named executive officers upon the termination of their employment. The following table shows the estimated payments and benefits for each named executive officer under the various employment termination scenarios discussed above assuming the triggering event took place on December 31, 2007. In accordance with SEC regulations, we do not report any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees.

					Death,
		Termination without			Disability
		Cause or Resignation	Termination	Voluntary	or
		with Good Reason	with Cause	Termination	Retirement
Name	Benefit	($)	($)	($)	($)
James B. McCurry(1)	Contractual Severance Payment	$2,400,000	$700,000	$700,000	$700,000
	Continued participation in medical and dental plans until he is eligible under another employer’s plan or for two years following termination(2)	$40,923	—	—	—
Peter Limeri(3)	Contractual Severance Payment	$396,000	$176,000	$176,000	$176,000
	Amount equal to the Company’s subsidy payments for Mr. Limeri’s health benefits until he is eligible under another employer’s plan or for one year following termination(4)	$5,409	—	—	—
Bradley T. Roos(5)	Contractual Severance Payment	$581,400 (6)	—	—	$258,400
Larry Robinson(7)	Contractual Severance Payment	$385,414	—	—	$300,501
N. Lee White(8)	Contractual Severance Payment	$585,000	$260,000	$260,000	$260,000
	Continued participation in medical and dental plans until he is eligible under another employer’s plan or for one year following termination(9)	$20,461	—	—	—

(1)	Upon termination without cause or resignation for good reason, Mr. McCurry is entitled to a payment equal to two times his average compensation, including bonus. Mr. McCurry will be entitled to receive a lump sum payment equal to his average annual compensation if his employment terminates on account of his death or disability if all of his outstanding equity awards granted after the effective date of his Amended and Restated Employment Agreement are not fully vested at the time of his death or disability. In all other circumstances (including termination with cause, voluntary termination, or death, disability or retirement, as shown above), Mr. McCurry is entitled to his prorated bonus for the year in which termination occurs, prorated through the date of termination. Upon a change in control (as defined in the Performance Unit Agreement), all of Mr. McCurry’s Performance Units will vest in full. Therefore, if Mr. McCurry’s employment with the Company is terminated for any of the reasons above following a change of control, in addition to the amounts set forth above, Mr. McCurry would also be entitled to the market value of these additional Performance Units, which as of December 31, 2007 was $683,012.

(2)	Represents the Company’s estimated costs for continuation of insurance as follows: COBRA medical insurance — $1,584.24 per month; and dental insurance — $120.88 per month.

(3)	Upon termination without cause or resignation for good reason, Mr. Limeri is entitled to a payment equal to his prorated bonus for the year in which the termination occurs plus 100% of his base salary. In all other circumstances (including termination with cause, voluntary termination, or death, disability or retirement, as shown above), Mr. Limeri is entitled to his prorated bonus for the year in which termination occurs, prorated through the date of termination. Upon a change in control (as defined in the Performance Unit Agreement), all of Mr. Limeri’s Performance Units will vest in full. Therefore, if Mr. Limeri’s employment with the Company is terminated for any of the reasons above following a change of control, in addition to the amounts set forth above, Mr. Limeri would also be entitled to the market value of these additional Performance Units, which as of December 31, 2007 was $170,757. Mr. Limeri’s stock options will also vest upon a change in control, resulting in additional value to Mr. Limeri of $36,063.

(4)	Represents a sum equal to the Company’s portion of the premium costs for Mr. Limeri’s health benefits for 12 months.

(5)	Upon termination without cause or resignation for good reason, Mr. Roos is entitled to a payment equal to his prorated bonus for the year in which the termination occurs plus 100% of his base salary. In the event of termination as a result of Mr. Roos’ death or upon his retirement, Mr. Roos is entitled to his prorated bonus for the year in which his death or retirement occurs. Upon a change in control (as defined in the Performance Unit Agreement), all of Mr. Roos’ Performance Units will vest in full. Therefore, if Mr. Roos’ employment with the Company is terminated for any of the reasons above following a change of control, in addition to the amounts set forth above, Mr. Roos would also be entitled to the market value of these additional Performance Units, which as of December 31, 2007 was $128,070. Mr. Roos’ restricted shares are also subject to acceleration upon a change of control, which will result in an amount equal to $21,425.

(6)	In addition to his severance payment, upon termination of Mr. Roos without cause, the Company is required to reimburse Mr. Roos for the costs of his relocation to the United States.

(7)	Upon termination without cause or resignation for good reason, Mr. Robinson is entitled to a payment equal to 100% of his base salary. In the event of termination as a result of Mr. Robinson’s death or upon his retirement, Mr. Robinson is entitled to his prorated bonus for the year in which his death or retirement occurs. Upon a change in control (as defined in the Performance Unit Agreement), all of Mr. Robinson’s Performance Units will vest in full. Therefore, if Mr. Robinson’s employment with the Company is terminated for any of the reasons above following a change of control, in addition to the amounts set forth above, Mr. Robinson would also be entitled to the market value of these additional Performance Units, which as of December 31, 2007 was $128,070.

(8)	Upon termination without cause or resignation for good reason, Mr. White is entitled to a payment equal to his prorated bonus for the year in which the termination occurs plus 100% of his base salary. In all other circumstances (including termination with cause, voluntary termination, or death, disability or retirement, as shown above), Mr. White is entitled to his prorated bonus for the year in which termination occurs, prorated through the date of termination. Upon a change in control (as defined in the Performance Unit Agreement), all of Mr. White’s Performance Units will vest in full. Therefore, if Mr. White’s employment with the Company is terminated for any of the reasons above following a change of control, in addition to the amounts set forth above, Mr. White would also be entitled to the market value of these additional Performance Units, which as of December 31, 2007 was $213,444.

(9)	Represents the Company’s estimated costs for continuation of insurance as follows: COBRA medical insurance — $1,584.24 per month and dental insurance — $120.88 per month.

Plan-Based Awards
     The following tables set forth certain information regarding awards made under the Company’s various incentive plans. For additional information regarding these incentive plans and awards, please see “Compensation Discussion and Analysis” above.
GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2007

	Estimated Possible Payouts
	Under Non-Equity
	Incentive Plan Awards
Name	Threshold	Target	Maximum
	($)	($)(1)	($)(1)
James B. McCurry	175,000	350,000	700,000

Peter Limeri	44,000	88,000	176,000

Bradley T. Roos	64,600	129,200	258,400

Larry Robinson	82,935	165,870	331,740

N. Lee White	65,000	130,000	260,000

(1)	The Threshold, Target and Maximum Payouts reported for all named executive officers were based upon the Company’s attainment of specified adjusted EBITDA levels as defined in the Company’s 2007 Performance Bonus Plan. The Company attained the specified maximum levels and the Maximum Payouts as reported for each of the named executive officers were paid in March 2008. See “Compensation Discussion and Analysis — Cash Bonus” for a description of the bonus plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

						Stock Awards
									Equity
								Equity	Incentive
	Option Awards							Incentive	Plan
			Equity					Plan	Awards:
			Incentive					Awards:	Market or
			Plan					Number of	Payout
			Awards:				Market	Unearned	Value of
	Number of	Number of	Number of			Number	Value of	Shares,	Unearned
	Securities	Securities	Securities			of Shares	Shares or	Units	Shares, Units
	Underlying	Underlying	Underlying			or Units	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	of Stock	Stock that	Rights that	Rights that
	Options:	Options:	Unearned	Exercise	Expiration	that Have	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Not Vested	Vested	Vested	Vested
	(#)	(#)	(#)	($)		(#)	($)(1)	(#)	($)
James B. McCurry	—	—	—	—	—	79,698 (2)	683,012	—
	—	—	—	—	—	—	—	—	—
Peter Limeri	6,250 (3)	43,750 (3)	—	2.80	11/11/2012	19,925 (2)	170,757	—	—
	—		—	—		—	—	—	—
Bradley T. Roos	—	—	—	—	—	14,944 (2)	128,070	—	—
	—	—	—	—	—	2,500 (4)	21,425	—	—
	2,000	—	—	184.69	3/1/2010	—	—	—	—
	2,500	—	—	74.10	3/4/2008	—	—	—	—
	2,500	—	—	41.60	2/25/2009	—	—	—	—
	1,500	—	—	49.50	3/5/2010	—	—	—	—
Larry Robinson	—	—	—	—	—	14,944 (2)	128,070	—	—
	750	—	—	105.00	1/28/2008	—	—	—	—
	1,125	—	—	221.67	1/20/2009	—	—	—	—
	600	—	—	257.50	1/5/2010	—	—	—	—
	750	—	—	74.10	3/4/2008	—	—	—	—
	750	—	—	41.60	2/25/2009	—	—	—	—
	750	—	—	49.50	3/5/2010	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
N. Lee White	—	—	—	—	—	24,906 (2)	213,444	—	—

(1)	Based on $8.57 per share; the closing market price of the Company’s common stock on December 31, 2007.

(2)	Reported amounts represent Performance Units granted pursuant to the Company’s 2006 Management Incentive Plan and include incremental Performance Units from automatic adjustments resulting from conversions of convertible debt and preferred equity instruments into common stock during 2006 and 2007 (see below). At settlement, holders of Performance Units will receive a number of shares of Company common stock equal to 60% of the number of Performance Units being paid out, plus a cash payment equal to 40% of the fair market value of that number of shares of common stock equal to the number of Performance Units being paid out. The number of Performance Units was automatically adjusted on a pro-rata basis upon the conversion into common stock of the Company’s senior convertible notes and Series A Preferred stock.

(3)	Mr. Limeri’s options were granted in two tranches, the first of which, pertaining to 12,500 shares vests over four years. The second tranche is subject to specific performance criteria and will become exercisable in three tiers of 12,500 shares each, as follows: Tier 1 will become exercisable at any time after July 29, 2006, if the closing market price per share of the Company’s common stock is $45.00 or higher for 45 consecutive trading days after July 29, 2006. Tier 2 will become exercisable at any time after July 29, 2007, if the closing market price per share of the Company’s common stock is $65.00 or higher for 45 consecutive trading days after July 29, 2007. Tier 3 will become exercisable at any time after July 29, 2008, if the closing market price per share of the Company’s common stock is $80.00 or higher for 45 consecutive trading days after July 29, 2008.

(4)	Reported amount represents restricted shares which cliff vest on March 4, 2008.

STOCK VESTED
FOR FISCAL YEAR 2007

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting	on Vesting
	(#)(1)	($)(2)
James B. McCurry	673,782	5,774,312

Peter Limeri	168,445	1,443,574

Bradley T. Roos	126,335	1,082,691

Larry Robinson	126,335	1,082,691

N. Lee White	210,559	1,804,491

(1)	Reported amount represents the portion of Performance Units granted pursuant to the Company’s 2006 Management Incentive Plan that vested during 2007, including automatic anti-dilution adjustments made thereon. See the “Grants of Plan Based Awards for Fiscal Year 2007” table above.

(2)	Based on $8.57 per share; the closing market price of the Company’s common stock on December 31, 2007. The actual amounts to be realized by the named executive officers upon settlement of the vested Performance Units are dependent upon the fair value of the common stock at the future settlement dates.

CERTAIN TRANSACTIONS
     On October 4, 2007, the Company redeemed its 11% Senior Notes due March 2011 (the “Senior Notes) and, to the extent not previously converted into the Company’s common stock, redeemed its 10% Senior Convertible Notes due March 2011 (the “Convertible Notes”) and its 9% Series A Convertible Preferred Stock (the “Preferred Stock”). Prior to the redemption and/or conversion of the Senior Notes, the Convertible Notes and the Preferred Stock, Blum Capital Partners, L.P. and its affiliates (the “Blum Entities”) owned approximately $14.5 million of the outstanding Senior Notes, approximately $17.6 million of the outstanding Convertible Notes and 34,901 shares of the outstanding shares of Preferred Stock (aggregate liquidation preference of approximately $4.8 million). In connection with the refinancing described above, the Blum Entities received (i) approximately $14.5 million in principal, approximately $290,000 in redemption premium and approximately $80,000 in accrued interest for the Senior Notes, (ii) 2,704,746 shares of common stock upon conversion of approximately $17.6 million in principal amount of the Convertible Notes, and (iii) 1,681,761 shares of common stock upon conversion of 34,901 shares of Preferred Stock (aggregate liquidation preference of approximately $4.8 million). In connection with the refinancing described above, the Blum Entities also received consent and other fees of approximately $80,000. Apart from the refinancing described above, the Blum Entities received approximately $1.7 million in interest related to the Senior Notes and approximately $1.8 million in interest related to the Convertible Notes in 2007.
     Prior to and in connection with the refinancing described above, the Company entered into a Conversion and Support Agreement with the Blum Entities on July 16, 2007 (the “Support Agreement”), under which the Blum Entities agreed to support the proposed refinancing by providing their consent in connection with the Company’s consent solicitation to amend the indentures governing the Senior Notes and the Convertible Notes and converting all of the Convertible Notes and shares of Preferred Stock they owned into shares of the Company’s common stock. On July 16, 2007, as consideration for the Support Agreement, the Company amended the terms of its Standstill Agreement with the Blum Entities. Under the Amended and Restated Standstill Agreement the Blum Entities are permitted to increase their ownership in the Company so long as they do not beneficially own more than 49.9% of the outstanding common stock of the Company. In addition, the voting restrictions contained in the prior agreement whereby the Blum Entities were required to vote all shares owned by them in excess of 15% in accordance with the Board’s recommendations were removed. Without the amendment, under the previously existing Standstill Agreement the Blum Entities were generally prohibited from acquiring any additional Convertible Notes, Preferred Stock or shares of our common stock.
     Mr. N. Colin Lind is the managing partner of Blum Capital Partners, L.P. Mr. Lind was a director of the Company from May 2002 to October 2005, and was re-elected to the Board in March 2006 pursuant to an agreement with the Ad Hoc Bondholders Committee formed to negotiate the Company’s exchange offer and financial restructuring. Mr. Lind represented the Blum Entities on the Ad Hoc Bondholders Committee. The Blum Entities also had a participation of approximately $7 million in the Company’s prior senior credit facility, which was repaid on May 31, 2007. Under that senior credit facility, the Blum entities received approximately $420,000 in interest during 2007.
     As required by Nasdaq Listing Standards Rule 4350(h) and the Company’s Audit Committee Charter, all related party transactions are reviewed and approved by the Audit Committee. For purposes of this review and approval, the term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. As required by this policy, each of the transactions set forth above have been approved by the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Messrs. Cole, Dills and Mazzilli currently comprise the Compensation Committee. None of the members of the Compensation Committee had any “interlocks” within the meaning of Item 407(e)(4) of the SEC Regulation S-K during fiscal 2007.
OWNERSHIP OF DIRECTORS, PRINCIPAL SHAREHOLDERS
AND CERTAIN EXECUTIVE OFFICERS
     The following tables set forth certain information regarding the beneficial ownership of the Company’s common stock as of April 1, 2008, by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5 percent of the outstanding common stock of the Company; (ii) each director and director nominee of the Company; (iii) the current Named Executive Officers; and (iv) all of the Company’s executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that the persons named in this table have sole investment and voting power with respect to all the shares of common stock indicated.
Five Percent Holders:

		Percent of
	Total	Shares
	Beneficial	Beneficially
Beneficial Owner	Ownership	Owned (1)
Blum Capital Partners, L.P. (4)	4,535,530	21.07%
909 Montgomery Street, Suite 400
San Francisco, California 94133
Jonathan Gallen (7)	2,200,000	10.22%
299 Park Avenue, 17th Floor
New York, New York 10171
JANA Partners, LLC(6)	2,125,000	9.87%
200 Park Avenue, Suite 3300
New York, New York 10166
[ownership table continued on the following page]

Directors, Named Executive Officers and Directors and Officers as a Group:

		Certain
		Shares
	Beneficial	Subject to		Percent of
	Holdings	Options and	Total	Shares
	(Excluding	Other Stock	Beneficial	Beneficially
Beneficial Owner	Options)	Awards (1)	Ownership	Owned (2)

David A. Cole	500	53,724	54,224	*

Patrick G. Dills	9,000	27,724	36,724	*

Peter Limeri	0	6,250	6,250	*

N. Colin Lind(5)	4,535,530	38,724	4,574,254	21.21%

Philip J. Mazzilli, Jr.	2,000	36,724	38,724	*

James B. McCurry	0	143,457	143,457	*

Larry Robinson	476	29,898	30,374	*

Bradley T. Roos	2,500	32,898	35,398	*

Steven P. Rosenberg	0	36,724	36,724	*

N. Lee White	0	44,830	44,830	*

All current directors and executive officers as a group (13 persons)	4,550,006	505,999	5,056,005	22.95%

*	Represents holdings of less than one percent.

(1)	Represents shares that may be acquired currently or within 60 days after April 1, 2008 through the exercise of stock options and those that will be received upon the initial payout of Performance Units under the 2006 Management Incentive Plan which is expected to occur on April 30, 2008.

(2)	Applicable percentage ownership at April 1, 2008 is based upon 21,523,637 shares of common stock outstanding, adjusted in the case of certain options and other conversion rights. Shares of common stock subject to options and rights that are currently exercisable or convertible, or will become exercisable or convertible within 60 days of the date of this Proxy Statement are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other persons. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

(3)	Information is based on publicly reported holdings as of the date of the Schedule 13G filed on February 14, 2008.

(4)	Blum Capital Partners, L.P., a California limited partnership (“Blum L.P.”); Richard C. Blum & Associates, Inc., a California corporation (“RCBA Inc.”); Blum Strategic GP, L.L.C., a Delaware limited liability company (“Blum GP”); Blum Strategic GP II, L.L.C., a Delaware limited liability company (“Blum GP II”); and Blum Strategic Partners II, L.P. (“Blum Strategic II”), a Delaware limited partnership, are referred to herein as the “Blum Reporting Persons.” Blum L.P.’s principal business is acting as a general partner for investment partnerships and providing investment advisory services. Blum L.P. is an investment advisor registered with the Securities and Exchange Commission. Voting and investment power concerning the above shares are held solely by Blum LP, Blum GP and Blum GP II. The Reporting Persons may be deemed to have beneficial ownership of an aggregate of 4,535,530 shares of Common Stock. As the sole general partner of Blum LP, RCBA Inc. may be deemed to be the beneficial owner of the securities of which Blum LP has voting and investment power. Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13D, as filed on January 3, 2008. RCBA Inc., Blum L.P., Blum GP and GP II disclaim beneficial ownership over the shares, except to the extent of their pecuniary interest therein.

(5)	Mr. Lind is a Managing Partner of Blum L.P. Mr. Lind has informed the Company that he disclaims beneficial ownership of the shares beneficially owned by Blum L.P.

(6)	Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13G, as filed on February 14, 2008.

(7)	Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13G, as filed on February 14, 2008. As of January 8, 2008, Ahab Partners, L.P. (“Partners”), Ahab International, Ltd. (“International”), Queequeg Partners, L.P. (“Queequeg”), Queequeg, Ltd.(“Limited”) and one or more private investment accounts (the “Accounts”) held in the aggregate 2,200,000 shares of common stock, no par value (the “Shares”), of PRG-Schultz International, Inc. (the “Company”). Jonathan Gallen possesses sole power to vote and direct the disposition of all securities of the Company held by Partners, International, Queequeg, Limited and the Accounts.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Exchange Act, and written representations from certain reporting persons, the Company believes that with respect to 2007, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10 percent beneficial owners were timely satisfied.

     EXECUTIVE OFFICERS
     Each of the executive officers of the Company was appointed by the Board of Directors to serve at the pleasure of the Board of Directors and until their successors are elected or until their earlier resignation, removal or death. The following table lists the current executive officers of the Company and their ages and offices with the Company.

NAME	AGE	PERIOD EMPLOYED IN CURRENT POSITION

James B. McCurry, Chairman of the Board, President and Chief Executive Officer	59	President and CEO Since July 2005; Chairman Since March 2006
N. Lee White, Executive Vice President	52	Since June 2006
Peter Limeri, Chief Financial Officer and Treasurer	42	Since February 2006
Victor A. Allums, Senior Vice President, General Counsel and Secretary	48	Since May 2006
Jennifer Moore, Senior Vice President —Human Resources	37	Since September 2005
Larry M. Robinson, Senior Vice President and President — Americas	52	Since October 2005
Bradley T. Roos, Senior Vice President and President — Europe and Asia Pacific	45	Since June 2005
P. David Schroeder, Senior Vice President and Chief Information Officer	53	Since January 2007
     For biographical information regarding Mr. McCurry, please see “Information About The Class I Directors Whose Terms Will Expire At The 2009 Annual Meeting Of Shareholders” above.
     N. Lee White, Executive Vice President, joined the Company in June 2006 and is responsible for the Company’s healthcare business. Prior to joining the Company, Mr. White served as Chief Operating Officer and a member of the Board of Managers of Zyman Group, a strategic growth strategies consulting company, from December 2004 until March 2006. From March 2002 until November 2004, Mr. White was President, Chief Operating Officer and a Board member of CommerceQuest, a business process management company. In June 1997, Mr. White co-founded AnswerThink, a technology-based business transformation solutions provider, and served as Managing Director-CRM Solutions and a member of that company’s leadership team through February 2002. Prior to AnswerThink, Mr. White held significant positions with KPMG and IBM.
     Peter Limeri, Chief Financial Officer and Treasurer, served as Chief Restructuring Officer from November 2005 to February 2006. Prior to joining the Company, Mr. Limeri served as Chief Financial Officer and Chief Operating Officer of Nationwide Furniture Inc., a portfolio company of Sun Capital Partners, a private equity firm, from May 2004 to November 2005. Prior to that he served as the Chief Financial Officer at Anderson Press, Inc., a publishing and consumer packaged goods company, from December 1999 to April 2004. Before joining Anderson Press, Inc., he served as Vice President-Finance of Cluett American, where he was part of the team that led that company’s financial restructuring and business turnaround.
     Victor A. Allums, Senior Vice President, General Counsel and Secretary, joined the Company in February 2006 and was Senior Vice President and Assistant Secretary prior to his appointment to his current position in May 2006. For nine years prior to joining the Company, Mr. Allums was Senior Vice President and General Counsel of GE Business Productivity Solutions, a subsidiary of General Electric Capital Corporation. Prior to his tenure with GE, he served as Assistant General Counsel of ALLTEL

Information Services Healthcare Division. Mr. Allums began his career with the Atlanta law firm of Troutman Sanders.
     Jennifer Moore, Senior Vice President — Human Resources, is responsible for the Company’s domestic and international human resource activities. Before joining the Company, Ms. Moore was Vice President of Human Resources with Howard Schultz & Associates from May 1999 until the Company’s acquisition of it in 2002. Ms. Moore joined the Company as Vice President of Human Resources in January 2002. In April 2004, she became Senior Vice President — Human Resources, US Operations. Prior to that, she worked in human resources management in the telecommunications, semi-conductor and mortgage industries.
     Larry M. Robinson, Senior Vice President and President-Americas, is responsible for operations and sales in the U.S., Canada, and Latin America. Prior to joining the Company, Mr. Robinson held various senior accounting and audit assignments for Sears Canada Inc., one of Canada’s largest retailers. He joined the company in 1992 as General Manager of the Canadian division, and later assumed additional responsibility for the Asia Pacific and Latin America regions.
     Bradley T. Roos, Senior Vice President and President — Europe and Asia Pacific, is responsible for operations and sales activities throughout Europe and Asia Pacific. Mr. Roos was elected as the Company’s Executive Vice President — Worldwide Sales and Marketing in February 2003. He joined the Company in February 2000 as Vice President — Business Planning and has held a number of executive offices. Before joining the Company, he spent 15 years with The Coca-Cola Company in both the USA and Southeast Asia, holding a number of management positions in business planning, trade promotion development and general management, most recently as vice president and general manager for Indochina.
     P. David Schroeder, Senior Vice President and Chief Information Officer, is responsible for the Company’s information technology worldwide. Prior to joining the Company in January 2007, Mr. Schroeder served as an independent CIO-level consultant advising companies on acquisitions and technology strategy from April 2005 to December 2006. From November 2002 to March 2005, Mr. Schroeder served as Chief Technology Officer for the Hobart West Group, the parent company of Esquire Deposition Services, one of the largest court reporting firms in the U.S. From April 2000 to July 2002, he served as Chief Technology Officer for Law.com, a major website targeting lawyers and legal professionals. Prior to his position at Law.com, Mr. Schroeder held senior technology management roles at innovative consulting organizations such as iXL, Inc. and IBM’s Interactive Media division.

INDEPENDENT AUDITORS
     The Accounting Firm of BDO Seidman, LLP has been selected by the Audit Committee of the Company’s Board of Directors to serve as the Company’s independent auditors for fiscal year 2008. BDO Seidman, LLP previously served as the Company’s independent auditors for fiscal years 2007 and 2006. The accounting firm of KPMG LLP (“KPMG”) served as the independent auditors of the Company with respect to fiscal years 2005, 2004 and 2003.
     On May 18, 2006, the Chairman of the Audit Committee of the Board of Directors of the Company received a letter from KPMG stating that the client-auditor relationship between KPMG and the Company had ceased. This letter followed an earlier verbal notice received that day by the Chairman of the Audit Committee of the Company to the effect that KPMG declined to stand for reelection in response to the Company’s request for proposals from several independent accounting firms to serve a three year engagement as the Company’s independent auditor.
     The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s audit report on the consolidated financial statements of the Company as of and for the year ended December 31, 2005 contained a separate paragraph stating that “the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.” As discussed in Notes 1 and 8 to the consolidated financial statements, the Company has substantial debt obligations and, during 2005, it was required to enter into a forbearance agreement to obtain covenant relief. The Company incurred significant losses in each of the years in the three-year period ended December 31, 2005 and had a shareholders’ deficit of $102.4 million at December 31, 2005. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to return to profitability, to complete planned restructuring activities and to generate positive cash flows from operations, as well as maintaining credit facilities adequate to conduct its business. These matters raised substantial doubt about the Company’s ability to continue as a going concern.
     The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company identified material weaknesses relating to company level controls and internal controls over revenue recognition.
     The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company identified material weaknesses relating to internal controls over accounting for revenue and the reserve for estimated refunds and internal controls over the Company’s income tax accounting practices.

     During the fiscal years ended December 31, 2004 and December 31, 2005 and the subsequent interim period through May 18, 2006, the Company had no disagreements with KPMG on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of such disagreements in connection with its reports.
     Except for the material weaknesses described above, during the Company’s fiscal years ended December 31, 2004 and 2005, and in the subsequent interim period through May 18, 2006, there were no “reportable events” as defined in Regulation S-K Item 304(a)(1)(v).
     On June 27, 2006, the Audit Committee selected BDO Seidman, LLP as the Company’s independent registered public accountants for fiscal 2006. During the years ended December 31, 2005 and 2004 and the subsequent interim period through June 27, 2006, the Company did not consult with BDO Seidman regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (2) the subject matter of a disagreement or reportable event as those terms are defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K. Our Board of Directors, upon recommendation of the Audit Committee, has appointed BDO Seidman as the Company’s independent auditors for the 2008 fiscal year. The Company is seeking shareholder ratification of the selection of BDO Seidman as our independent auditors. See “Proposal 3: Ratify the Appointment of Independent Auditors.”

PRINCIPAL ACCOUNTANTS’ FEES AND SERVICES
     The Company incurred the following fees for services performed by its independent public accountants for 2007. As discussed in more detail above under “Independent Auditors,” KPMG LLP served as the Company’s independent public accountants for 2005 and until May 18, 2006. BDO Seidman, LLP was appointed as the Company’s independent public accountants on June 27, 2006. All of the services described below were approved by the Audit Committee.

	2007	2006

Audit Fees (1)	$1,180,500	$1,146,990
Aggregate fees for professional services for the audit of the Company’s annual financial statements and reviews of financial statements included in the Company’s Forms 10-Q

Audit-Related Fees (2)	$12,000	$12,000
Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above

Tax Fees
Aggregate fees billed for professional services for tax compliance, tax consulting and tax planning	—	—

All Other Fees (3)	$81,763	$16,360
Aggregate fees billed for products and services provided other than the services reported above

(1)	Audit Fees consist of fees for professional services rendered in connection with the audits of (i) annual financial statements of the Company and its subsidiaries, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. This category also includes reviews of financial statements included in Form 10-Q filings of the Company and its subsidiaries and services normally provided in connection with statutory and regulatory filings or engagements. For 2007 and 2006, also includes services related to various statutory audits required in certain international jurisdictions.

(2)	Audit-Related Fees consist of fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services primarily include consultations regarding implementation of accounting standards. For 2007 and 2006 includes an employee benefit plan audit.

(3)	All Other Fees consist of fees paid to BDO Seidman, LLP and its affiliates for tax and other compliance work in foreign jurisdictions.

SHAREHOLDER PROPOSALS
     Shareholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the Company’s proxy materials to be distributed in connection with next year’s annual meeting of Shareholders must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on December 18, 2009. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
     In accordance with the Company’s Bylaws, in order to be properly brought before the 2009 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the Secretary of the Company at its principal executive offices no less than 90 days, and no more than 120 days before the first anniversary of the date the Company mailed the preceding year’s proxy statement. As a result, any notice given by a shareholder pursuant to these provisions of the Company’s Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than December 18, 2009, and no later than January 17, 2009, unless the Company’s annual meeting date in 2009 is more than 30 days before or after May 29, 2009. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise shareholders how management intends to vote. If the Company’s 2009 Annual Meeting date is advanced or delayed by more than 30 days from May 29, 2009, then proposals must be received no later than the close of business on the later of the 90th day before the 2009 Annual Meeting or the 10th day following the date on which the meeting date is first publicly announced.
     To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about the requirements imposed by the Company’s Bylaws and SEC regulations. The Company will not consider any proposal or nomination that does not meet the Bylaw requirements and the SEC’s requirements for submitting a proposal or nomination.
     NOTICES OF INTENTION TO PRESENT PROPOSALS AT THE 2009 ANNUAL MEETING SHOULD BE ADDRESSED TO SECRETARY, PRG-SCHULTZ INTERNATIONAL, INC., 600 GALLERIA PARKWAY, SUITE 100, ATLANTA, GA 30339. THE COMPANY RESERVES THE RIGHT TO REJECT, RULE OUT OF ORDER, OR TAKE OTHER APPROPRIATE ACTION WITH RESPECT TO ANY PROPOSAL THAT DOES NOT COMPLY WITH THESE AND OTHER APPLICABLE REQUIREMENTS.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
     Only one copy of this proxy statement and the documents accompanying it is being delivered to multiple beneficial shareholders who share an address, unless the Company or its authorized agents have received contrary instructions from any such shareholder. These documents are available on the Company’s web site, www.prgx.com. In addition, the Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement and all other enclosed documents to any shareholder to which a single copy was delivered at a shared address. Any instructions to receive a separate copy of such mailings in the future, or request to receive a copy of this proxy statement or enclosed documents, may be made in writing or by telephone to the Company’s Secretary, Victor A. Allums, at PRG-Schultz International, Inc., 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339, (770) 779-3900. If you are a beneficial holder and have previously provided a broker with permission to receive only one copy of these materials at a shared address, you must provide any revocation of such permission to that broker.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, COMPLETE, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors:
/s/ James B. McCurry
James B. McCurry
Chairman, President and Chief Executive Officer

Dated: April 17, 2008

Appendix A
PRG-SCHULTZ INTERNATIONAL, INC.
2008 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		A-5
1.01	Affiliate	A-5
1.02	Agreement	A-5
1.03	Award	A-5
1.04	Board	A-5
1.05	Cause	A-5
1.06	Change in Control	A-6
1.07	Code	A-6
1.08	Committee	A-6
1.09	Common Stock	A-7
1.10	Company	A-7
1.11	Control Change Date	A-7
1.12	Corresponding SAR	A-7
1.13	Exchange Act	A-7
1.14	Fair Market Value	A-7
1.15	Incentive Award	A-7
1.16	Incumbent Board Member	A-8
1.17	Initial Value	A-8
1.18	Named Executive Officer	A-8
1.19	Option	A-8
1.20	Participant	A-8
1.21	Plan	A-8
1.22	Person	A-9
1.23	Restricted Stock Award	A-9
1.24	Restricted Stock Unit	A-9
1.25	SAR	A-9
1.26	Ten Percent Shareholder	A-9

ARTICLE II PURPOSES		A-9

ARTICLE III ADMINISTRATION		A-10

ARTICLE IV ELIGIBILITY		A-11

ARTICLE V COMMON STOCK SUBJECT TO PLAN		A-11
5.01	Common Stock Issued	A-11
5.02	Aggregate Limit	A-11
5.03	Individual Limit	A-12
5.04	Awards Settled in Cash; Reissue of Awards and Shares	A-12

ARTICLE VI OPTIONS		A-12
6.01	Grant	A-12
6.02	Option Price	A-13
6.03	Maximum Option Period	A-13
6.04	Exercise	A-13
6.05	Payment	A-13
6.06	Stockholder Rights	A-14
6.07	Disposition of Shares	A-14
6.08	No Liability of Company	A-14

ARTICLE VII SARS		A-14
7.01	Grant	A-14
7.02	Maximum SAR Period	A-14
7.03	Exercise	A-14
7.04	Settlement	A-15
7.05	Stockholder Rights	A-15

ARTICLE VIII RESTRICTED STOCK AWARDS		A-15
8.01	Award	A-15
8.02	Payment	A-15
8.03	Vesting	A-16
8.04	Maximum Restriction Period	A-16
8.05	Stockholder Rights	A-16

ARTICLE IX RESTRICTED STOCK UNITS		A-17
9.01	Grant	A-17
9.02	Earning the Award	A-17
9.03	Maximum Restricted Stock Unit Award Period	A-17
9.04	Payment	A-17
9.05	Stockholder Rights	A-17

ARTICLE X INCENTIVE AWARDS		A-18
10.01	Grant	A-18
10.02	Earning the Award	A-18
10.03	Maximum Incentive Award Period	A-18
10.04	Payment	A-19
10.05	Stockholder Rights	A-19

ARTICLE XI TERMS APPLICABLE TO ALL AWARDS		A-19
11.01	Written Agreement	A-19
11.02	Nontransferability	A-19
11.03	Transferable Awards	A-19
11.04	Employee Status	A-20
11.05	Change in Control	A-20

ARTICLE XII QUALIFIED PERFORMANCE-BASED COMPENSATION		A-21
12.01	Performance Conditions	A-21
12.02	Establishing the Amount of the Award	A-22
12.03	Earning the Award	A-22
12.04	Definitions of Performance Criteria	A-23

ARTICLE XIII ADJUSTMENT UPON CHANGE IN COMMON STOCK		A-23

ARTICLE XIV COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		A-24
14.01	Compliance	A-24
14.02	Postponement of Exercise or Payment	A-24
14.03	Forfeiture of Payment	A-25

ARTICLE XV LIMITATION ON BENEFITS		A-25

ARTICLE XVI GENERAL PROVISIONS		A-26
16.01	Effect on Employment and Service	A-26
16.02	Unfunded Plan	A-26

16.03	Rules of Construction	A-26
16.04	Tax Withholding and Reporting	A-26
16.05	Reservation of Shares	A-27
16.06	Governing Law	A-27
16.07	Other Actions	A-27
16.08	Repurchase of Common Stock	A-27
16.09	Other Conditions	A-28
16.10	Forfeiture Provisions	A-28
16.11	Repricing of Awards	A-28
16.12	Legends; Payment of Expenses	A-28

ARTICLE XVII CLAIMS PROCEDURES		A-29

ARTICLE XVIII AMENDMENT		A-29

ARTICLE XIX DURATION OF PLAN		A-30

ARTICLE XX EFFECTIVE DATE OF PLAN		A-30

ARTICLE XXI OMNIBUS SECTION 409A PROVISION		A-30

ARTICLE I
DEFINITIONS
1.01 Affiliate
     Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, 50 percent shall be substituted for 80 percent under such Code Sections and the related regulations.
1.02 Agreement
     Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.
1.03 Award
     Award means an Incentive Award, Option, Restricted Stock Award, Restricted Stock Unit or SAR granted under this Plan.
1.04 Board
     Board means the Board of Directors of the Company.
1.05 Cause
     Cause has the same definition as under any employment or service agreement between the Company or any Affiliate and the Participant or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, Cause means (i) the Participant’s act or failure to act amounting to gross negligence or willful misconduct to the detriment of the Company or any Affiliate; (ii) the Participant’s dishonesty, fraud, theft or embezzlement of funds or properties in the course of Participant’s employment; (iii) the Participant’s commission of or pleading guilty to or confessing to any felony; or (iv) the Participant’s breach of any restrictive covenant agreement with the Company or any Affiliate, including but not limited to, covenants not to compete, non-solicitation covenants and non-disclosure covenants. For purposes of the Plan, the Participant’s resignation without the Company’s or an Affiliate’s written consent prior to the expiration of a written employment contract or in anticipation of termination of employment for Cause shall constitute a termination of employment for Cause.

1.06 Change in Control
     Change in Control means the occurrence of any of the following events:
     (a) The accumulation in any number of related or unrelated transactions by any Person of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of fifty percent (50%) or more of the voting power of the Company’s voting stock results from any acquisition of voting stock (i) by the Company, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) by any Person pursuant to a merger, consolidation or reorganization (a “Business Combination”) that would not cause a Change in Control under subsection (b) below; or
     (b) Consummation of a Business Combination, unless, immediately following that Business Combination, all or substantially all of the Persons who were the beneficial owners of voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the Company’s voting stock resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the voting stock of the Company; or
     (c) Less than a majority of the members of the Board of Directors of the Company or any entity resulting from a Business Combination are Incumbent Board Members; or
     (d) A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above; or
     (e) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above; or
     (f) Any other transaction or event that the Board identifies as a Change in Control for purposes of the Plan.
1.07 Code
     Code means the Internal Revenue Code of 1986 and any amendments thereto.
1.08 Committee
     Committee means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Code Section 162(m).

1.09 Common Stock
     Common Stock means the common stock, no par value per share, of the Company.
1.10 Company
     Company means PRG-Schultz International, Inc., a Georgia corporation, and any successor thereto.
1.11 Control Change Date
     Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.
1.12 Corresponding SAR
     Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.13 Exchange Act
     Exchange Act means the Securities Exchange Act of 1934, as amended.
1.14 Fair Market Value
     Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee in its discretion shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant.
1.15 Incentive Award
     Incentive Award means an award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.

1.16 Incumbent Board Member
     Incumbent Board Member means an individual who either is (a) a member of the Company’s Board as of the effective date of the adoption of this Plan or (b) a member who becomes a member of the Company’s Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least sixty percent (60%) of the then Incumbent Board Members (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.
1.17 Initial Value
     Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant.
1.18 Named Executive Officer
     Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the four highest compensated officers of the Company (other than the Chief Executive Officer) or is otherwise one of the group of “covered employees,” all as defined in the regulations promulgated under Code Section 162(m).
1.19 Option
     Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.20 Participant
     Participant means an employee of the Company or an Affiliate, a member of the Board or the Board of Directors of an Affiliate (whether or not an employee), or a person or entity that provides services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.
1.21 Plan
     Plan means this PRG-Schultz International, Inc. 2008 Equity Incentive Plan, in its current form and as hereafter amended.

1.22 Person
     Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.
1.23 Restricted Stock Award
     Restricted Stock Award means shares of Common Stock granted to a Participant under Article VIII.
1.24 Restricted Stock Unit
     Restricted Stock Unit means an award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.
1.25 SAR
     SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.26 Ten Percent Shareholder
     Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate.
ARTICLE II
PURPOSES
     The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates by associating their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of Options qualifying under Code Section 422 (“incentive stock options”) and Options not so qualifying, SARs, Restricted Stock Awards, Restricted Stock Units and Incentive Awards in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE III
ADMINISTRATION
     The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability, transferability, and forfeitability of all or any part of an Option or SAR, the transferability or forfeitability of a Restricted Stock Award, or the grant, settlement, forfeitability, or transferability of a Restricted Stock Unit or an Incentive Award, among other terms. Notwithstanding any such conditions, the Committee may, in its discretion and whether or not in connection with a Change in Control, accelerate the time at which any Option or SAR may be exercised, or the time at which a Restricted Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Restricted Stock Units may be earned and settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.
     To the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. If and to the extent deemed necessary by the Board, (i) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act and (ii) all Awards granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Code Section 162(m), to the extent necessary to preserve any deduction under Section 162(m) of the Code. An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable committee charters then in effect and other applicable law.
     The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such person if (i) applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification or (ii) such person did not act in good faith and in a manner that such person believed to be consistent with the Plan or (iii) such person’s conduct constituted gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.
ARTICLE IV
ELIGIBILITY
     Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such board member is an employee) and any other person or entity that provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such person or entity to participate in this Plan.
ARTICLE V
COMMON STOCK SUBJECT TO PLAN
5.01 Common Stock Issued
     Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.
5.02 Aggregate Limit
     The maximum aggregate number of shares of Common Stock that may be issued under this Plan and to which Awards may relate is 2,000,000 shares. One hundred percent (100%) of such shares may be issued pursuant to Options. Alternatively, one hundred percent (100%) of such shares may be issued pursuant to SARs, Restricted Stock Awards, Restricted Stock Units or Incentive Awards. The maximum number of shares of Common Stock that may be issued in each instance shall be subject to adjustment as provided in Article XII.

5.03 Individual Limit
     In any calendar year, no Participant may be granted Options, SARs, Restricted Stock Awards, Restricted Stock Units or any combination thereof that relate to more than 500,000 shares of Common Stock. For purposes of the foregoing limit, an Option and its Corresponding SAR shall be treated as a single Award. In any calendar year, no Participant may be granted an Incentive Award (i) with reference to a specified dollar limit for more than $1,500,000 and (ii) with reference to a specified number of shares of Common Stock for more than 500,000 shares of Common Stock. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m) (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year as required under Code Section 162(m). The maximum number of shares that may be granted in any calendar year to any Participant shall be subject to adjustment as provided in Article XII.
5.04 Awards Settled in Cash; Reissue of Awards and Shares
     To the extent that an Award is settled in cash or a form other than shares of Common Stock, the number of underlying shares of Common Stock with respect to which the Award related shall be counted against the applicable Common Stock limit under Section 5.02 above as opposed to counting the number of shares of Common Stock that could have been delivered in lieu of such cash or other form of settlement. To the extent that any shares of Common Stock are issued pursuant to an Award, the number of shares of Common Stock that shall be counted against the applicable Common Stock limit under Section 5.02 above shall be the greater of (i) the number of underlying shares of Common Stock with respect to which the Award related or (ii) the number of shares of Common Stock actually issued in settlement of such Award. Shares of Common Stock that are subject to or underlie Awards that expire, or for any reason are cancelled, terminated or forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan, shall again be available for issuance pursuant to subsequent Awards under the Plan. Such shares of Common Stock, with respect to the portion of that Award that is cancelled, terminated, forfeited, fails to vest or is otherwise not paid or delivered, will be treated for purposes of Section 5.02 above as if they had never been issued. Shares of Common Stock that are otherwise reacquired from the Participant or the Participant’s transferee to pay the exercise or purchase price of an Award or to satisfy the minimum applicable tax withholding obligation of the Company or an Affiliate with respect to an Award shall not be treated, for purposes of Section 5.02 above, as shares of Common Stock available for issuance under the Plan and shall not be so available.
ARTICLE VI
OPTIONS
6.01 Grant
     Subject to the eligibility provisions of Article IV, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.

6.02 Option Price
     The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.
6.03 Maximum Option Period
     The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted (five years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).
6.04 Exercise
     Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding $100,000. If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.
6.05 Payment
     Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months; (ii) by a cashless exercise through a broker; (iii) by means of a “net exercise” procedure, (iv) by such other medium of payment as the Administrator in its discretion shall authorize or (v) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.06 Stockholder Rights
     No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of the shares of Common Stock.
6.07 Disposition of Shares
     A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
6.08 No Liability of Company
     The Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.
ARTICLE VII
SARS
7.01 Grant
     Subject to the eligibility provisions of Article IV, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.
7.02 Maximum SAR Period
     The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date such SAR was granted (five years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.
7.03 Exercise
     Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair

Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.
7.04 Settlement
     The amount payable to the Participant by the Company as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee in its sole discretion determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
7.05 Stockholder Rights
     No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.
ARTICLE VIII
RESTRICTED STOCK AWARDS
8.01 Award
     Subject to the eligibility provisions of Article IV, the Committee will designate each individual or entity to whom a Restricted Stock Award is to be granted, will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.
8.02 Payment.
     Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months, (ii) by such other medium of payment as the Committee in its discretion shall authorize or (iii) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award.

8.03 Vesting
     The Committee, on the date of grant may, but need not, prescribe that a Participant’s rights in the Restricted Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Restricted Stock Award shall be forfeitable and nontransferable subject to (a) the attainment of objectively determinable performance conditions based on the criteria described in Article XII, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. A Participant’s rights in a Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XII and shall be subject to the other requirements set forth in Article XII so as to enable such Restricted Stock Award to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m). A Restricted Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.
8.04 Maximum Restriction Period
     To the extent the Participant’s rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten years from the date of grant.
8.05 Stockholder Rights
     Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a stockholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Restricted Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, the shares of Common Stock granted pursuant to the Restricted Stock Award may, in the Committee’s discretion, be held in escrow by the Company until the Participant’s interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
RESTRICTED STOCK UNITS
9.01 Grant
     Subject to the eligibility provisions of Article IV, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units is to be made and will specify the number of shares covered by such grant.
9.02 Earning the Award
     The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that the Restricted Stock Units will be earned and become payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XI, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Restricted Stock Units granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XI and shall be subject to the other requirements set forth in Article XI so as to enable such Restricted Stock Units to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).
9.03 Maximum Restricted Stock Unit Award Period
     The Committee, on the date of grant, shall determine the maximum period over which Restricted Stock Units may be earned, except that such period shall not exceed ten years from the date of grant.
9.04 Payment
     The amount payable to the Participant by the Company when an award of Restricted Stock Units is earned shall be settled by the issuance of one share of Common Stock for each Restricted Stock Unit that is earned. A fractional share of Common Stock shall not be deliverable when an award of Restricted Stock Units is earned, but a cash payment will be made in lieu thereof.
9.05 Stockholder Rights
     No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock. However, notwithstanding the foregoing, the Committee in its sole discretion may set forth in the Agreement that, for so long as the Participant holds any Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then (a) the Company may pay the Participant in cash for each outstanding Restricted Stock Unit covered by the Agreement as of the record date of such dividend, less than any required withholdings, the per share amount of such dividend or (b) the number of outstanding Restricted Stock Units covered by the Agreement may be increased by the number of

Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the fair market value of a share of Common Stock on the payment date of such dividend. In the event additional Restricted Stock Units are awarded, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Restricted Stock Units with respect to which they were granted. Notwithstanding the preceding sentences, if and to the extent deemed necessary to the Committee, dividends payable with respect to Restricted Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the dividends relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Restricted Stock Units become earned and payable and shares are issued thereunder.
ARTICLE X
INCENTIVE AWARDS
10.01 Grant
     Subject to the eligibility provisions of Article IV, the Committee will designate each individual or entity to whom Incentive Awards are to be granted. All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.
10.02 Earning the Award
     The Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including without limitation, whether the Participant, to be entitled to payment, must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid. By way of example and not of limitation, the Committee may prescribe that the Incentive Award shall be earned and payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XII, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Incentive Awards granted to Named Executive Officers shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XII and shall be subject to the other requirements set forth in Article XII so as to enable the Incentive Awards to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).
10.03 Maximum Incentive Award Period
     The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten years from the date of grant.

10.04 Payment
     The amount payable to the Participant by the Company when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion determines and sets forth in the applicable Agreement. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.
10.05 Stockholder Rights
     No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.
ARTICLE XI
TERMS APPLICABLE TO ALL AWARDS
11.01 Written Agreement
     Each Award shall be evidenced by a written Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant.
11.02 Nontransferability
          Except as provided in Section 11.03, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 11.02, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.
11.03 Transferable Awards
          Section 11.02 to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer, (ii) the Committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Aware transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Unless transferred as provided in Section 8.05, a Restricted Stock Award may not be transferred prior to becoming non-forfeitable and transferable.
11.04 Employee Status
          If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three months, and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three-month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or adviser shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate.
11.05 Change in Control
          Notwithstanding any provision of any Agreement to the contrary, in the event of or in anticipation of a Change in Control, the Committee in its discretion may (i) declare that some or all outstanding Awards previously granted under the Plan, whether or not then exercisable or payable, shall terminate as of a date before or on the Change in Control without any payment to the holder of the Award, provided the Committee gives prior written notice to the Participants of such termination and gives such Participants the right to exercise their outstanding Awards for a reasonable time before such date to the extent then exercisable (or to the extent such Awards would be exercisable as of the Control Change Date), (ii) terminate before or on the Control Change Date some or all outstanding Awards previously granted under the Plan, whether or not then exercisable or payable, in consideration of payment to the holder of the Award, with respect to each share of Common Stock for which the Award is then exercisable or payable (or for which the Award would have been exercisable or payable as of the Control Change Date), of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to such portion of the Award over the Option price or Initial Value (if applicable) (provided that outstanding Awards that are not then exercisable or payable and that would not become exercisable or payable on the Control Change Date, and Options and SARs with respect to which the Fair Market Value of the Common Stock subject to the Options or SARs does not exceed the Option price or Initial Value, shall be cancelled without any payment therefor) or (iii) take such other action as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the Award (which value for purposes of Awards that are not then exercisable or payable and that would not become exercisable or payable as of the Control Change Date, and Options and SARs with respect to which the Fair Market Value of the Common Stock subject to the Award does not exceed the Option price or Initial Value, shall be deemed to be zero). The payment described in (ii) above may be made in any manner the Committee determines, including cash, stock or other property. The Committee may take the actions described in (i), (ii) or (iii) above with respect to Awards that are not then exercisable or payable whether or not the Participant will receive any payment therefor. The Committee in its discretion may take any of the actions described in this Section contingent on consummation of the Change in Control and with respect to some or all outstanding Awards, whether or not then exercisable or payable, or on an Award-by-Award basis, which actions need not be uniform with respect to all outstanding Awards. However, Awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant’s outstanding Awards shall be fully exercisable or payable on and after a Control Change Date or immediately before the date the Awards will be terminated in connection with the Change in Control, as described herein.
ARTICLE XII
QUALIFIED PERFORMANCE-BASED COMPENSATION
12.01 Performance Conditions
     In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable, and earned and payable, based on objectively determinable performance conditions. Objectively determinable performance conditions are performance conditions (i) that are established in writing (a) at the time of grant or (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. The performance conditions may include any or any combination of the following (a) gross, operating or net earnings (income) before or after taxes; (b) return on equity; (c) return on capital; (d) return on sales; (e) return on investments; (f) return on assets or net assets; (g) earnings per share; (h) cash flow per share; (i) book value per share; (j) gross margin; (k) customers; (l) cash flow or cash flow from operations; (m) Fair Market Value of the Company or any Affiliate or shares of Common Stock; (n) share price or total shareholder return; (o) market share; (p) level of expenses or other costs; (q) gross, operating or net revenue; (r) EBIT; (s) Adjusted EBIT; (t) profitability; (u) EBITDA; (v) Adjusted EBIDTA; (w) Free Cash Flow; or (x) peer group comparisons of any of the aforementioned performance conditions. Performance conditions may be related to a specific customer or group of customers or geographic region. The form of the performance conditions may be measured on a Company, Affiliate, division, business unit, service line, segment or geographic basis or any combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or nonrecurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above.
12.02 Establishing the Amount of the Award
     The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 12.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances. In no event shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable.
12.03 Earning the Award
     If the Committee, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies in writing that such conditions have been achieved. An Award will not satisfy the requirements of this Article XII to constitute “qualified performance-based compensation” if the facts and circumstances indicate the Award will become exercisable, nonforfeitable and transferable or earned and payable regardless of whether the performance conditions are attained. However, an Award does not fail to meet the requirements of this Article XII merely because the Award would become exercisable, nonforfeitable and transferable or earned and payable upon the Participant’s death or disability or upon a Change in Control, although an Award that actually becomes exercisable, nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the performance conditions would not constitute “qualified performance-based compensation” under Code Section 162(m). In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (i) unanticipated asset write-downs or impairment charges, (ii) litigation or claim judgments or settlements thereof, (iii) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No. 30 or as described in management’s discussion and analysis of the financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (v) acquisitions or dispositions or (vi) foreign exchange gains or losses. To the extent any such adjustments affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Section 162(m) of the Code for deductibility.

12.04 Definitions of Performance Criteria
     “Adjusted EBITDA” means EBITDA excluding charges associated with restructuring and exit activities, stock-based compensation, intangible asset impairment, material severance obligations and other unusual or extraordinary events.
     “Adjusted EBIT” means EBIT excluding charges associated with restructuring and exit activities, stock-based compensation, intangible asset impairment, material severance obligations and other unusual or extraordinary events.
     “EBIT” means earnings from continuing operations before interest and taxes.
     “EBITDA” means earnings from continuing operations before interest, taxes, depreciation and amortization.
     “Free Cash Flow” means Adjusted EBITDA less capital expenditures.
ARTICLE XIII
ADJUSTMENT UPON CHANGE IN COMMON STOCK
     The maximum number of shares of Common Stock that may be issued pursuant to Awards, the terms of outstanding Awards, and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (i) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation, or distribution to stockholders other than a cash dividend; (ii) the Company engages in a transaction Code Section 424 describes or (iii) there occurs any other transaction or event which, in the judgment of the Board necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award, and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XIII. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XIII by the Board shall be final and conclusive.
     The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.
     The Committee may grant Awards in substitution for stock options, stock appreciation rights, restricted stock, restricted stock units, incentive awards, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XIII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XIV
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
14.01 Compliance
     No Option or SAR shall be exercisable, no Restricted Stock Award or Restricted Stock Unit shall be granted, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be exercisable, no Restricted Stock Award or Restricted Stock Unit shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
14.02 Postponement of Exercise or Payment
     The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.
     Additionally, the Committee may postpone any grant, exercise vesting or payment of an Award if the Company reasonably believes the Company’s or any applicable Affiliate’s deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m) or the calendar year in which the Participant separates from service.
14.03 Forfeiture of Payment
     A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement.
ARTICLE XV
LIMITATION ON BENEFITS
     Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XV are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XV, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the underpayment has occurred. For purposes of this Section, (i) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (ii) “Present Value” means the value determined in accordance with Code Section 280G(d)(4) and (iii) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan which (a) is less than the sum of all payments and benefits under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.
ARTICLE XVI
GENERAL PROVISIONS
16.01 Effect on Employment and Service
     Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.
16.02 Unfunded Plan
     This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
16.03 Rules of Construction
     Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
16.04 Tax Withholding and Reporting
     Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent acceptable to the Committee any income and employment (including without limitation Social Security and Medicare) tax withholding obligations attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted thereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay such amounts (i) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months (but only for the minimum required withholding); (ii) by a cashless exercise through a broker; (iii) by means of a “net exercise” procedure, (iv) by such other medium of payment as the Committee in its discretion shall authorize or (v) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires. Nevertheless, shares of Common Stock that the Company reacquires in connection with any tax withholding will still be deemed issued and will not be available for issuance pursuant to future Awards under the Plan.
16.05 Reservation of Shares.
     The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.
16.06 Governing Law.
     This Plan and all Awards granted hereunder shall be governed by the laws of the State of Georgia, except to the extent federal law applies.
16.07 Other Actions
     Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options, stock appreciation rights, restricted stock awards, incentive awards or restricted stock units for proper corporate purposes otherwise than under the Plan to any employee or to any other person, firm, corporation, association or other entity, or to grant options, stock appreciation rights, restricted stock awards, incentive awards or restricted stock units to, or assume such awards of any person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.
16.08 Repurchase of Common Stock
     The Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.

16.09 Other Conditions
     The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders’ agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee’s request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.
16.10 Forfeiture Provisions
     Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.
16.11 Repricing of Awards
     Notwithstanding any other provisions of this Plan, this Plan does not permit (i) any decrease in the exercise price or base value of any outstanding Awards, (ii) the issuance of any replacement Options or SARs, which shall be deemed to occur if a Participant agrees to forfeit an existing Option or SAR in exchange for a new Option or SAR with a lower exercise price or base value, or (iii) the Company to repurchase underwater or out-of-the-money Options or SARs, which shall be deemed to be those Options or SARs with exercise prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option or SAR.
16.12 Legends; Payment of Expenses
     The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a “disqualifying disposition” as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award’s exemption or compliance with Section 409A of the Code. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.
ARTICLE XVII
CLAIMS PROCEDURES
     If a Participant has exercised an Option or a SAR or if shares of Restricted Stock have become vested or Restricted Stock Units or Incentive Awards have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within 90 days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock vested or the date the Participant contends the Restricted Stock Units or Incentive Awards became payable or the claim will be forever barred.
     If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within 30 days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents, and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than 60 days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.
     The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final. If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within 90 days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.
ARTICLE XVIII
AMENDMENT
     The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan or, (iv) change the performance conditions set forth in Article XII. Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will submit the material terms of the performance conditions set forth in Article XII to the Company’s stockholders for approval no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the performance objectives.

     The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant’s consent.
ARTICLE XIX
DURATION OF PLAN
     No Award may be granted under this Plan on and after March 25, 2018 (10 years following the effective date of the Plan). Awards granted before that date shall remain valid in accordance with their terms.
ARTICLE XX
EFFECTIVE DATE OF PLAN
     The Plan is effective on March 25, 2008, the date of adoption by the Board, contingent, however, on approval of the Plan by the Company’s stockholders within 12 months of such date. Awards, other than Restricted Stock, may be granted under this Plan as of the effective date, provided that no Award shall be effective, exercisable, vested, earned or payable unless the Company’s stockholders approve the Plan within 12 months of the Board’s adoption of the Plan. Restricted Stock may only be granted after the Company’s stockholders approve the Plan.
ARTICLE XXI
OMNIBUS SECTION 409A PROVISION
          It is intended that Awards that are granted under the Plan shall either be exempt from treatment as “deferred compensation” subject to Section 409A of the Code. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant’s consent if, as determined by the Committee in its sole discretion, such amendment is required either to (i) confirm exemption under Section 409A of the Code, (ii) comply with Section 409A of the Code or (iii) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes and penalties that may arise under Section 409A of the Code) that may result from an Award.


PRG-SCHULTZ INTERNATIONAL, INC.
COMMON STOCK
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 29, 2008

     The undersigned shareholder hereby appoints James B. McCurry, Peter Limeri and Victor A. Allums, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Shareholders of PRG-Schultz International, Inc. (the “Company”) to be held on May 29, 2008, and any adjournments thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies to vote as indicated hereon.
THE PROXIES SHALL VOTE AS SPECIFIED ON THE REVERSE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE LISTED NOMINEES AND “FOR” EACH OF PROPOSALS 2 AND 3 DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF
PRG-SCHULTZ INTERNATIONAL, INC.
COMMON STOCK PROXY CARD
May  29, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

2 0 2 3 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 7	0 5 2 9 0 8

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Approval of 2008 Equity Incentive Plan.	☐	☐	☐
		NOMINEES: CLASS III DIRECTORS:
☐	FOR ALL NOMINEES	¡ ¡	David A. Cole Philip J. Mazzilli, Jr.		3.	Ratification of Appointment of BDO Seidman, LLP as PRG-Schultz’s independent auditors for fiscal year 2008.	☐	☐	☐

☐	WITHHOLD AUTHORITY
	FOR ALL NOMINEES				4.	In the discretion of the proxies, upon such other matters as may properly come before the meeting or any adjournment thereof.
☐	FOR ALL EXCEPT
	(See Instructions below)				THE PROXIES SHALL VOTE AS SPECIFIED ABOVE OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE LISTED NOMINEES AND “FOR” PROPOSALS 2 AND 3.
					PRG-SCHULTZ INTERNATIONAL, INC. COMMON STOCK PROXY CARD
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you with to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.